Exhibit 99.1
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(Dollars in thousands)
Assets
Cash and due from banks	$56,235	$75,305
Interest-bearing deposits in banks	787,722	27,221

Total cash and cash equivalents	843,957	102,526

Residential mortgage loans held for sale (at fair value)	37,885	17,165
Investment securities available for sale (amortized cost $1,068,649 and $1,186,586, respectively)	1,038,153	1,141,948
Investment securities held to maturity (fair value $25,192 and $50,059, respectively)	25,324	50,434
Federal Home Loan Bank stock, Federal Reserve Bank stock and other investments	44,647	39,279
Loans and leases	2,955,493	3,668,079
Less: Allowance for loan losses	(66,620)	(49,955)

Net loans and leases	2,888,873	3,618,124

Premises and equipment, net	47,160	50,605
Accrued interest receivable	15,150	21,120
Goodwill	21,622	240,701
Intangible assets, net	21,753	27,807
Bank-owned life insurance	90,216	87,081
Other assets	113,056	93,719

Total assets	$5,187,796	$5,490,509

Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing	$523,475	$479,469
Interest-bearing:
Checking	665,039	556,855
Money market	887,423	1,042,302
Savings	319,293	270,885
Time deposits	1,549,617	1,588,921

Total deposits	3,944,847	3,938,432
Federal funds purchased and short-term securities sold under agreements to repurchase	71,470	136,113
Other short-term borrowings	51,390	984
Long-term borrowings	679,889	759,658
Accrued interest payable	38,327	34,495
Subordinated debt	93,828	93,743
Other liabilities	46,474	52,377

Total liabilities	4,926,225	5,015,802

Shareholders’ equity:
Series preferred stock, par value $1 per share; authorized 8,000,000 shares, none issued	—	—
Common stock, par value $1 per share; authorized 200,000,000 shares; issued 43,139,515 and 43,022,387 shares at December 31, 2009 and 2008, respectively	43,140	43,022
Additional paid-in capital	380,134	379,551
(Accumulated deficit) retained earnings	(141,872)	82,295
Accumulated other comprehensive loss	(19,822)	(29,017)
Treasury stock, at cost: 527 and 76,635 shares at December 31, 2009 and 2008, respectively	(9)	(1,144)

Total shareholders’ equity	261,571	474,707

Total liabilities and shareholders’ equity	$5,187,796	$5,490,509

See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands, except per share data)
Interest income
Loans and leases, including fees	$177,657	$153,725	$145,319
Investment securities:
Taxable	39,254	39,195	34,803
Exempt from federal taxes	12,873	12,277	10,863
Federal funds sold and securities purchased under agreements to resell	—	996	3,084
Deposits in banks	1,027	101	492

Total interest income	230,811	206,294	194,561

Interest expense
Savings and money market deposits	20,036	25,140	47,980
Time deposits	51,986	53,771	41,309
Short-term borrowings	632	2,099	5,431
Long-term borrowings	28,284	21,144	17,407

Total interest expense	100,938	102,154	112,127

Net interest income	129,873	104,140	82,434
Provision for loan losses	58,321	15,567	10,550

Net interest income after provision for loan losses	71,552	88,573	71,884

Noninterest income
Service charges	17,284	13,515	9,690
Gain (loss) on sales of investment securities, net	11,418	2,642	1,187
Other-than-temporary impairment (OTTI) losses on available for sale securities	(16,638)	(1,923)	(55)
Portion of OTTI losses recognized in other comprehensive loss (before taxes)	7,239	—	—

Net OTTI losses recognized in operations on available for sale securities	(9,399)	(1,923)	(55)

Gain on mortgage banking sales, net	9,018	557	472
Gain on sale-leaseback of bank properties	—	—	2,788
Wealth management	18,096	18,644	18,642
Bank-owned life insurance	3,133	2,777	2,489
Other income	14,108	10,005	8,125

Total noninterest income	63,658	46,217	43,338

Noninterest expense
Salaries, wages and employee benefits	71,093	56,108	48,832
Occupancy	15,495	10,101	7,008
Furniture and equipment	5,732	4,432	3,941
Professional fees	12,595	4,939	2,912
Intangibles expense	4,315	4,208	1,225
FDIC deposit insurance	13,473	2,082	303
Goodwill impairment	214,536	—	—
Merger charges	—	3,430	423
Other expense	30,503	19,322	16,711

Total noninterest expense	367,742	104,622	81,355

(Loss) income before income taxes	(232,532)	30,168	33,867
Income tax (benefit) expense	(13,057)	5,075	7,272

Net (loss) income	$(219,475)	$25,093	$26,595

Net (loss) income per share information:
Basic	$(5.09)	$0.78	$0.91

Diluted	$(5.09)	$0.78	$0.90

Cash dividends per share	$0.11	$0.80	$0.80

Weighted average number of common shares:
Basic	43,078,543	32,201,150	29,218,671
Diluted	43,078,543	32,364,137	29,459,898
See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common	Treasury
	Stock	Stock	Common		Retained	Accumulated
	Number	Number	Stock	Additional	Earnings	Other
	of	of	Par	Paid in	(Accumulated	Comprehensive	Treasury		Comprehensive
	Shares	Shares	Value	Capital	Deficit)	(Loss) Income	Stock	Total	Income (Loss)
				(Dollars and share information in thousands)
Balance January 1, 2007	29,074	(109)	29,074	194,713	79,339	(6,103)	(2,272)	294,751
Issuance of stock for stock options, net of tax and excess tax benefits	—	76	—	(386)	—	—	1,391	1,005
Issuance of stock awards	—	—	—	(1)	—	—	5	4
Stock-based compensation expense	—	—	—	118	—	—	—	118
Net income	—	—	—	—	26,595	—	—	26,595	$26,595
Other comprehensive income, net of reclassifications and tax	—	—	—	—	—	3,537	—	3,537	3,537
Issuance of common stock for acquisition of East Penn Financial	2,433	—	2,433	36,686	—	—	—	39,119
Purchases of treasury stock	—	(141)	—	—	—	—	(2,196)	(2,196)
Cash dividends	—	—	—	—	(23,623)	—	—	(23,623)

Comprehensive income									$30,132

Balance December 31, 2007	31,507	(174)	31,507	231,130	82,311	(2,566)	(3,072)	339,310
Issuance of stock for stock options, net of excess tax benefits	—	165	—	(992)	—	—	2,850	1,858
Issuance of stock awards	—	—	—	—	—	—	2	2
Stock-based compensation expense	—	—	—	136	—	—	—	136
Net income	—	—	—	—	25,093	—	—	25,093	$25,093
Other comprehensive loss, net of reclassifications and tax	—	—	—	—	—	(26,451)	—	(26,451)	(26,451)
Issuance of common stock for acquisition of Willow Financial	11,515	—	11,515	149,277	—	—	—	160,792
Cash dividends
Treasury stock received in sale of subsidiary	—	(66)	—	—	—	—	(906)	(906)
Cash dividends	—	—	—	—	(25,109)	—	—	(25,109)
Other	—	(1)	—	—	—	—	(18)	(18)

Comprehensive loss									$(1,358)

Balance December 31, 2008	43,022	(76)	$43,022	$379,551	$82,295	$(29,017)	$(1,144)	$474,707
Issuance of stock for stock options, net of excess tax benefits	53	59	53	65	—	—	751	869
Issuance of stock under dividend reinvestment and stock purchase plan	65	39	65	4	—	—	599	668
Conversion of Willow Financial Recognition and Retention Plan shares to treasury	—	(23)	—	206	—	—	(215)	(9)
Stock-based compensation expense	—	—	—	308	—	—	—	308
Net loss	—	—	—	—	(219,475)	—	—	(219,475)	$(219,475)
Other comprehensive income, net of reclassifications and tax	—	—	—	—	—	9,195	—	9,195	9,195
Cash dividends	—	—	—	—	(4,692)	—	—	(4,692)
Comprehensive loss									$(210,280)

Balance December 31, 2009	43,140	(1)	$43,140	$380,134	(141,872)	$(19,822)	$(9)	$261,571

See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Year Ended December 31,
	2009	2008	2007
		(Dollars in thousands)
Operating activities
Net (loss) income	$(219,475)	$25,093	$26,595
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for loan losses	58,321	15,567	10,550
Depreciation	6,274	4,308	4,007
Goodwill impairment	214,536	—	—
Intangibles expense	4,315	4,208	1,225
Net (accretion) amortization of discounts/premiums on investments and borrowings	(3,281)	320	1,761
Deferred income benefit	(5,652)	(3,553)	(8,916)
Gain on sales of investment securities, net	(11,418)	(2,642)	(1,132)
Other-than-temporary impairment on investments available for sale	9,399	1,923	—
Gain on mortgage banking sales, net	(9,018)	(557)	(472)
Gain on sale-leaseback of bank properties	—	—	(2,788)
Originations of loans held for sale	(608,114)	(87,623)	(40,558)
Proceeds from sale of loans originated for sale	596,412	72,370	41,667
Bank-owned life insurance income	(3,133)	(2,777)	(2,489)
Death benefit on bank-owned life insurance	—	(405)	—
Stock-based compensation expense	308	136	118
Pension termination expense	—	—	1,917
Net decrease in accrued interest receivable	5,970	798	307
Net increase (decrease) in accrued interest payable	3,832	1,615	(4,410)
Net (increase) decrease in other assets	(9,612)	(1,723)	5
Net (decrease) increase in other liabilities	(4,590)	(1,303)	5,773
Other, net	1,660	(68)	1,085

Net cash provided by operating activities	26,734	25,687	34,245

Investing activities
Proceeds from sales of investment securities available for sale	470,840	208,456	186,218
Proceeds from maturity or calls of investment securities held to maturity	25,485	6,864	1,500
Proceeds from maturity or calls of investment securities available for sale	228,290	167,067	150,110
Proceeds, redemption of Federal Home Loan Bank stock and reduction in other investments	1,234	5,513	7,811
Purchases of investment securities available for sale	(581,110)	(409,861)	(343,679)
Purchases of Federal Home Loan Bank stock, Federal Reserve Bank stock and other investments	(6,602)	(11,091)	(3,737)
Proceeds from sale of indirect and residential loans	234,826	—	—
Other net decrease (increase) in loans	432,171	(118,091)	(83,799)
Net cash (paid) acquired due to acquisitions	(877)	42,107	(34,010)
Payments to fund pension plan	—	(1,250)	—
Purchases of premises and equipment	(6,027)	(10,072)	(10,912)
Proceeds from sales of premises and equipment	40	866	39,712
Proceeds from sales of other real estate	2,249	1,244	13

Net cash provided by (used in) investing activities	800,519	(118,248)	(90,773)

Financing activities
Net increase in deposits	6,415	6,722	85,491
(Decrease) increase in federal funds purchased and securities sold under agreements to repurchase	(64,643)	9,605	(6,429)
Increase (decrease) in short-term borrowings	50,406	(1,031)	658
Advances of long-term borrowings	—	125,000	125,000
Repayments of long-term borrowings	(74,845)	(131,347)	(62,003)
Proceeds from subordinated debt issuance	—	—	23,196
Cash dividends	(4,692)	(25,109)	(23,623)
Repurchase of common stock	—	—	(2,196)
Proceeds from the exercise of stock options	869	1,567	925
Proceeds from issuance of stock under dividend reinvestment and stock purchase plan	668	—	—
Excess tax benefits from stock-based compensation	—	277	42
Net cash (used in) provided by financing activities	(85,822)	(14,316)	141,061

Net (decrease) increase in cash and cash equivalents	741,431	(106,877)	84,533
Cash and cash equivalents at beginning of year	102,526	209,403	124,870

Cash and cash equivalents at end of year	$843,957	$102,526	$209,403

Cash paid during the year for:
Interest	$102,659	$101,550	$116,649

Income taxes	$2,058	$17,668	$6,145

Supplemental disclosure of noncash investing and financing activities:
Transfer of assets from loans to other real estate owned	$2,625	$2,416	$51

Acquisitions, common stock issued	$—	$160,792	$39,119

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 1 — Merger with First Niagara Financial Group, Inc.
          On July 27, 2009, Harleysville National Corporation (the “Corporation”) and First Niagara Financial Group, Inc. (“First Niagara”), the holding company for First Niagara Bank, announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 26, 2009, which sets forth the terms and conditions pursuant to which the Corporation will merge with and into First Niagara in a transaction valued at approximately $237 million. Under the terms of the Merger Agreement, shareholders of the Corporation will receive 0.474 shares of First Niagara stock for each share of common stock they own, representing a premium of about 37.5% based on the Corporation’s closing price on July 24, 2009 of $4.00 per share. The exchange ratio is based on First Niagara’s five-day average closing stock price of $11.60 on July 22, 2009. The exchange ratio is subject to downward adjustment if loan delinquencies of Harleysville National Bank and Trust Company exceed specified amounts. The Corporation recorded a goodwill impairment charge of $214.5 million during the second quarter of 2009, resulting from the decrease in market value caused by underlying capital and credit concerns which was valued through the Merger Agreement. The impairment effectively constituted the difference between the sale price of the Corporation to First Niagara for $5.50 per share, which established the fair value of the Corporation, compared to the Corporation’s book value per share of $10.75 prior to the impairment charge with further evaluation through the Corporation’s step two goodwill analysis. See Note 9 — Goodwill and Other intangibles for further information.
          The Boards of Directors of the Corporation and First Niagara and the Corporation’s shareholders have approved the Merger Agreement and the merger, but the transaction remains subject to regulatory approval and other customary closing conditions. The merger is intended to qualify as reorganization for federal income tax purposes, such that shares of the Corporation exchanged for shares of First Niagara will be issued to the Corporation’s shareholders on a tax-free basis. It is expected that the transaction will be completed in the second quarter of 2010.
          The Merger Agreement provides for a downward adjustment to the merger consideration to be received by the Corporation’s shareholders if the amount of the Bank’s delinquent loans equals or exceeds $237.5 million as of any month end prior to the closing date of the merger, excluding any month end subsequent to February 28, 2010. For purposes of this calculation, “delinquent loans” is defined as the sum of non-performing assets, loans 30 to 89 days delinquent, and cumulative charge-offs subsequent to the signing of the agreement. By this definition, at December 31, 2010, delinquent loans were $182.8 million.
Note 2— Summary of Significant Accounting Policies
Description of Business
          The Corporation is a Pennsylvania corporation, headquartered in Harleysville, Pennsylvania. The Corporation is the registered bank holding company of Harleysville National Bank and Trust Company (the Bank or Harleysville National Bank), a national banking association established in 1909 and a wholly-owned subsidiary of the Corporation. Harleysville National Bank provides a full range of banking services including loans, deposits, investment management and trust and investment advisory services to individual and corporate customers primarily located in eastern Pennsylvania. HNC Financial Company and HNC Reinsurance Company are wholly owned subsidiaries of the Corporation. HNC Financial Company’s principal business function is to expand the investment opportunities of the Corporation. HNC Reinsurance Company functions as a reinsurer of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
consumer loan credit life and accident and health insurance.
          The Corporation and the Bank are subject to regulations of certain state and federal agencies including the Federal Deposit Insurance Corporation (as insurer of the Bank’s deposits), the Board of Governors of the Federal Reserve System (as regulator of the holding company), the Office of the Comptroller of Currency (the primary supervisory authority of the Bank) and the Securities and Exchange Commission (SEC). Accordingly, these regulatory authorities periodically examine the Corporation and the Bank. As a consequence of the extensive regulation of commercial banking activities, the Corporation’s and the Bank’s businesses are susceptible to being affected by state and federal legislation and regulations.
          The Cornerstone Companies (Cornerstone Financial Consultants, Ltd. (CFC), Cornerstone Institutional Investors, Inc. (CII) and Cornerstone Advisors Asset Management, Inc. (CAAM)), wholly-owned subsidiaries of the Bank, are registered investment advisors with the SEC and are subject to the requirements of the Investment Advisers Act of 1940 and the SEC’s regulations, as well as certain state securities laws and regulations. Much of the regulation of CII, as a registered broker-dealer, however, has been delegated to self-regulatory organizations (SROs), principally FINRA (Financial Industry Regulatory Authority), its subsidiaries and the national securities exchanges. These SROs, which are subject to oversight by the SEC, adopt rules that govern the industry, monitor daily activity and conduct periodic examinations of member broker-dealers.
          A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.
     Principles of Consolidation and Basis of Presentation
          The consolidated financial statements include the Corporation and its wholly owned subsidiaries, Harleysville National Bank, HNC Financial Company, and HNC Reinsurance Company. Willow Financial Bancorp, Inc. and its wholly owned subsidiary, Willow Financial Bank (collectively, “Willow Financial”) are included in the Corporation’s results effective December 5, 2008. East Penn Financial Corporation and its wholly owned subsidiary, East Penn Bank (collectively, “East Penn Financial”) are included in the Corporation’s results effective November 16, 2007. The Corporation has evaluated subsequent events for recognition and/or disclosure through the date these financial statements were issued. All significant intercompany accounts and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform to current year presentation. The accounting and reporting policies of the Corporation and its subsidiaries conform with U.S. generally accepted accounting principles (GAAP).
          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the dates of the consolidated balance sheets and the income and expense in the consolidated statements of operations for the periods presented. Actual results could differ significantly from those estimates. Critical estimates include the determination of the allowance for loan losses, goodwill and other intangible assets impairment, stock-based compensation, fair value measurement for investment securities available for sale, inclusive of other-than-temporary impairment, and deferred income taxes.
     Cash and Cash Equivalents
          Cash and cash equivalents include cash and due from banks, federal funds sold, securities purchased under agreements to resell and interest-bearing deposits in banks with original maturities of generally three months or less.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
     Investment Securities
          Debt securities, which management has the intent and ability to hold until maturity, are classified as held to maturity and reported at amortized cost, adjusted for amortization of premiums and accretion of discounts using the interest method over the life of the securities. Debt and equity securities expected to be held for an indefinite period of time are classified as available for sale and are stated at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of tax. The Corporation receives estimated fair values of debt securities from independent valuation services and brokers. In developing these fair values, the valuation services and brokers use estimates of cash flows based on historical performance of similar instruments in similar rate environments.
          Amortization of premiums and accretion of discounts for investment securities available for sale and held to maturity are included in interest income. Realized gains and losses on the sale of investment securities are recognized using the specific identification method and are included in the consolidated statements of operations.
          On a quarterly basis, the Corporation formally evaluates its investment securities for other-than-temporary impairment. The Corporation uses various indicators in determining whether a security is other-than-temporarily impaired, such as 1) the length of time and the extent to which the fair value has been less than the amortized cost basis, 2) adverse conditions specifically related to the security, industry, or geographic area, 3) the historical and implied volatility of the fair value of the security, 4) the payment structure of the debt security, 5) failure of the underlying issuers to make scheduled interest or principal payments, 6) any changes to the rating of the security, and 7) recoveries or additional declines in fair value subsequent to the balance sheet date. For securities deemed to be other-than-temporarily impaired, the Corporation uses cash flow modeling to determine the credit related portion of the loss. The credit portion of the loss is recognized through earnings and the noncredit portion on securities that the Corporation does not intend to sell and it is more likely than not that the Corporation will not be required to sell the securities prior to recovery is recognized in other comprehensive income, net of tax.
          Federal Home Loan Bank stock, Federal Reserve Bank stock and certain other investments without readily determinable fair values are classified as a separate line item on the Corporation’s consolidated balance sheets. These investments are carried at cost and periodically evaluated for impairment.
     Loans
          Loans that management intends to hold to maturity are stated at the principal amount outstanding. Net loans represent the principal loan amount outstanding net of deferred fees and costs, unearned income and the allowance for loan losses. Interest on loans is credited to income based on the principal amount outstanding.
          Loan origination fees and direct loan origination costs of completed loans are deferred and recognized over the life of the loan as an adjustment to the yield. The net loan origination fees recognized as yield adjustments are reflected in loan interest income from loans and leases in the consolidated statements of operations and the unamortized balance of the net loan origination fees is reported in net loans in the consolidated balance sheets.
          Income recognition of interest on loans is discontinued when, in the opinion of management, the collectability of principal or interest becomes doubtful. A loan is generally classified as nonaccrual when principal or interest has consistently been in default for a period of 90 days or more or because of deterioration in the financial condition of the borrower, and payment in full of principal or interest is not expected. When a loan is placed on nonaccrual status, all accrued but uncollected interest is reversed from income. The Corporation recognizes income on nonaccrual loans under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Corporation. The Corporation will not recognize

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
income if these factors do not exist. Loans past due 90 days or more and still accruing interest are loans that are generally well-secured and expected to be restored to a current status in the near future. Loans are considered past due after one payment has been missed. Loans are charged off when it becomes evident that such balances are not fully collectible.
          A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Impaired loans are measured individually based on the present value of expected future cash flows discounted at the loan’s effective interest rate, a loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, impairment is based on the fair value of the collateral when foreclosure is probable. If the recorded investment in impaired loans exceeds the measure of estimated fair value, a specific allowance is established as a component of the allowance for loan losses. The Corporation’s policy for interest income recognition on impaired loans is to recognize income under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation.
     Allowance for Loan Losses
          The allowance for loan losses is maintained at a level that management believes is sufficient to absorb estimated probable credit losses. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective as it requires significant estimates by management. Consideration is given to a variety of factors in establishing these estimates including historical losses, current and anticipated economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan review, borrowers’ perceived financial and management strengths, the adequacy of underlying collateral, the dependence on collateral, and the strength of the present value of future cash flows and other relevant factors. These factors may be susceptible to significant change. Increases to the allowance for loan losses are made by charges to the provision for loan losses. Loans deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off amounts are credited to the allowance for loan losses. To the extent actual outcomes differ from management estimates, additional provisions for loan losses may be required which may adversely affect the Corporation’s results of operations in the future. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Corporation to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.
          The Corporation performs periodic evaluations of the allowance for loan losses that include historical, internal and external factors. The actual allocation of reserve is a function of the application of these factors to arrive at a reserve for each portfolio type and an additional component of the reserve allocated against the portfolio as a whole. Management assigns historical factors and environmental factors to homogeneous groups of loans that are grouped by loan type and credit rating. Changes in concentrations and quality are captured in the analytical metrics used in the calculation of the reserve. The components of the allowance for credit losses consist of both historical losses and estimates. Management bases its recognition and estimation of each allowance component on certain observable data that it believes is the most reflective of the underlying loan losses being estimated. The observable data and accompanying analysis is directionally consistent, based upon trends, with the resulting component amount for the allowance for loan losses. The Corporation’s allowance for

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
loan losses components include the following: historical loss estimation by loan product type and by risk rating within each product type, payment (past due) status, industry concentrations, internal and external variables such as economic conditions, credit policy and underwriting changes and results of the loan review process. The Corporation’s historical loss component is a significant component of the allowance for loan losses, and all other allowance components are based on the inherent loss attributes that management believes exist within the total portfolio that are not captured in the historical loss component as well as external factors impacting the portfolio taken as a whole.
          The historical loss components of the allowance represent the results of analyses of historical charge-offs and recoveries within pools of homogeneous loans, within each risk rating and broken down further by segment, within the portfolio. Criticized assets are further assessed based on trends, relative to migrations in delinquency, risk rating, and nonaccrual status, by credit product (collectively expressed as the product level environmental factor)
          The historical loss components of the allowance for commercial and industrial loans and commercial real estate loans (collectively “commercial loans”) are based principally on current risk ratings and historical loss rates adjusted by the product level environmental factor. All commercial loans with an outstanding balance over $500,000 are subject to review on an annual basis. A sample of commercial loans with a “pass” rating is individually reviewed annually. Commercial loans that management determines to be potential problem loans are individually reviewed at a minimum annually. The loan review conducted by management is designed to determine whether such loans are individually impaired, with impairment measured by reference to the collateral coverage and/or debt service coverage. Consumer credit and residential real estate reviews are limited to those loans reflecting delinquent payment status or performed on loans otherwise deemed to be at risk of nonpayment. Homogeneous loan pools, including consumer and 1-4 family residential mortgages are not subject to individual review but are evaluated utilizing risk factors such as concentration of one borrower group. The historical loss component of the allowance for these loans is based principally on loan payment status, retail classification and historical loss rates, adjusted by the product level environmental factor, to reflect current events and conditions.
          The industry concentration component is recognized as a possible factor in the estimation of loan losses. Two industries represent possible concentrations: commercial real estate and consumer loans relying on residential home equity. No specific loss-related observable data is recognized by management currently, therefore no specific factor is calculated in the reserve solely for the impact of these concentrations, although management continues to carefully consider relevant data for possible future sources of observable data.
          The historic loss model includes two judgmental components (product level and portfolio level environmental factors) that reflect management’s belief that there are additional inherent credit losses based on loss attributes not adequately captured in the lagging indicators. The judgmental components are allocated to the specific segments of the portfolio based on the historic loss component of each segment under review as well as an additional assessment applied to the at the portfolio level.
          Portfolio level environmental factors included in management’s calculation entail the measurement of a wider array of both internal and external criteria impacting the portfolio as a whole. The portfolio level environmental factors are based upon management’s review of trends in the Corporation’s primary market area as well as regional and national economic trends. Management utilizes various economic factors that could impact borrowers’ future ability to make loan payments such as changes in the interest rate environment, product supply shortages, negative industry specific events, and local economic events. Management utilizes relevant data provided by the Third Federal Reserve District of Philadelphia that describe the economic events affecting specific geographic areas. Furthermore, given that past-performance indicators may not adequately capture current

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
risk levels, allowing for a real-time adjustment enhances the validity of the loss recognition process. There are many credit risk management reports that are synthesized by credit risk management staff to assess the direction of credit risk and its effect on losses. It is important to continue to use experiential data to confirm risk as measurable losses will continue to manifest themselves at higher than normal levels even after the economic cycle has begun an upward swing and lagging indicators begin to show improvement. The judgmental component is allocated to the entire portfolio based upon management’s evaluation of the factors under review.
          Loans acquired with evidence of deterioration of credit quality since origination for which it is probable that the Corporation will be unable to collect all contractually required payments receivable are recorded at the present value of amounts expected to be received. Income recognition on these loans is dependent on having a reasonable expectation about the timing and amount of cash flows expected to be collected. Acquired loans deemed impaired and considered collateral dependent, with the timing of the sale of loan collateral indeterminate, remain on non-accrual status and have no accretable yield. The Corporation uses the cash basis method of interest income recognition for these impaired loans.
     Mortgage Servicing
          The Corporation performs various servicing functions on mortgage loans owned by others. A fee, usually based on a percentage of the outstanding principal balance of the loan, is received for these services.
          The Corporation originates mortgages under a definitive plan to sell or securitize those loans and service the loans owned by the investor. The Corporation initially recognizes and measures at fair value its servicing assets and allocates the carrying amount between the assets sold based on the relative fair values at the date of transfer. The Corporation recognizes and initially measures at fair value, a servicing asset each time it undertakes an obligation to service a financial asset by entering into a servicing contract. The Corporation uses the amortization method for subsequent measurement of its servicing assets. Servicing assets are amortized in proportion to and over the period of net servicing income and assessed for impairment based on fair value at each reporting period.
          The Corporation estimates the fair value of servicing rights based upon the present value of expected future cash flows associated with the servicing rights discounted at a current market discount rate appropriate for each investor group. The loans are grouped into homogenous pools for analysis based upon the predominant risk characteristics including original term, remaining term, loan type and interest rate. Assumptions are developed that include estimates of servicing costs, loan defaults, prepayment speeds, discount rates, market conditions and other factors that impact the value of retained interests. If the carrying value of mortgage servicing rights for a pool exceeds the estimated fair value, an impairment loss is recognized through a charge to the valuation allowance with a corresponding adjustment to earnings.
          Mortgage loans originated and intended for sale in the secondary market are recorded at estimated fair value. The Corporation estimates the fair value of mortgage loans held for sale using current secondary loan market rates. Gains and losses resulting from changes in fair value are included in earnings in other noninterest income in the consolidated statements of operations.
     Premises and Equipment
          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line and accelerated depreciation methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining useful lives of the leases (including renewal options) or estimated useful lives, whichever is shorter.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
     Net Assets in Foreclosure
          Net assets in foreclosure include foreclosed real estate which is carried at the lower of cost (lesser of carrying value of loan or fair value at date of acquisition) or estimated fair value of the collateral less selling costs. Any write-down, at or prior to the dates the real estate is considered foreclosed, is charged to the allowance for loan losses. Subsequent write-downs and any gain or loss upon the sale of real estate owned is recorded in other noninterest income. Expenses incurred in connection with holding such assets are recorded in other noninterest expense.
     Goodwill and Other Intangible Assets
          Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired in accordance with the purchase method of accounting. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. Goodwill is tested for impairment at the reporting unit level and an impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. Core deposit intangibles are a measure of the value of checking, money market and savings deposits acquired in business combinations accounted for under the purchase method. Core deposit intangibles and other identified intangible assets with finite useful lives are amortized on a straight-line basis or sum of the years digits basis over their estimated lives (ranging from five to ten years). Identifiable intangible assets are evaluated for potential impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. The Corporation employs general industry practices in evaluating the fair value of its goodwill and other intangible assets. The Corporation calculates the fair value, with the assistance of a third party specialist, using a combination of the following valuation methods: dividend discount analysis under the income approach, which calculates the present value of all excess cash flows plus the present value of a terminal value and market multiples (pricing ratios) under the market approach. Any impairment loss related to goodwill and other intangible assets is reflected in noninterest expense in the consolidated statement of operations in the period in which the impairment was determined. In 2009, management performed its annual review of goodwill and other identifiable intangibles. Management performed its review by reporting unit and identified goodwill impairment for the Community Banking segment of $214.5 million. This impairment resulted from the decrease in market value caused by underlying capital and credit concerns and was determined based upon the announced sale price of the Corporation to First Niagara for $5.50 per share. As the Corporation’s annual analysis is performed using March 31 balances, the subsequent stock price decline and a June 2009 communication of higher capital requirements from the Company’s primary regulator were viewed as triggering events and resulted in a subsequent impairment evaluation. This analysis was superseded as the Corporation’s announced merger with First Niagara provided an actual fair value for the Corporation. No impairment was identified relating to the Corporation’s Wealth Management segment or other identifiable intangible assets as a part of this annual review. No assurance can be given that future impairment tests will not result in a charge to earnings. See Note 1 — Subsequent Event, Merger with First Niagara Financial Group and Note 9 — Goodwill and Other Intangibles for additional information.
     Derivatives
          The Corporation recognizes all derivative instruments at fair value as either assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on whether, at inception, it has been designated and qualifies as part of a hedging relationship. For derivatives not designated as hedges, the gain or loss is recognized in current earnings. When the Corporation designates a derivative as hedging, it is required to establish at the inception of the hedge, the method it will use for assessing the effectiveness of the hedging

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
     Note 2—Summary of Significant Accounting Policies (Continued)
derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the Corporation’s approach to managing risk.
          The Corporation enters into interest rate swap contracts to modify the interest rate characteristics from variable to fixed in order to reduce the impact of interest rate changes on future net interest income. Net amounts payable or receivable from these contracts are accrued as an adjustment to interest income or interest expense of the related asset or liability. Interest rate swap agreements are designated as either cash flow hedges or fair value hedges. For cash flow hedges, the fair value of these derivatives is reported in other assets or other liabilities on the consolidated balance sheets and offset in accumulated other comprehensive income (loss), net of tax, for the effective portion of the derivatives. Amounts reclassed into earnings, when the hedged transaction culminates, are included in net interest income on the consolidated statements of operations. Ineffectiveness of the strategy, if any, is also reported in net interest income. In a fair value hedge, the fair values of the interest rate swap agreements and changes in the fair values of the hedged items are recorded in the Corporation’s consolidated balance sheets with the corresponding gain or loss being recognized in current earnings. The difference between changes in the fair values of interest rate swap agreements and the hedged items represents hedge ineffectiveness and is recorded in net interest income in the Corporation’s consolidated statements of operations. The Corporation performs an assessment, both at the inception of the hedge and quarterly thereafter, to determine whether these derivatives are highly effective in offsetting changes in the value of the hedged items.
     Stock-Based Compensation
          The Corporation recognizes compensation expense for stock options over the requisite service period based on the grant-date fair value of those awards ultimately expected to vest. For grants subject to a service condition, the Corporation utilizes the Black-Scholes option-pricing model to estimate the fair value of each option on the date of grant. The Black-Scholes model takes into consideration the exercise price and expected life of the options, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. For grants subject to a market condition, the Corporation utilizes a Monte Carlo simulation to estimate the fair value and determine the derived service period. Compensation is recognized over the derived service period with any unrecognized compensation cost immediately recognized when the market condition is met. The Corporation’s estimate of the fair value of a stock option is based on expectations derived from historical experience and may not necessarily equate to its market value when fully vested.
     Income Taxes
          There are two components of income tax expense: current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are recognized due to differences between the basis of assets and liabilities as measured by tax laws and their basis as reported in the financial statements. Deferred tax assets are subject to management’s judgment based upon available evidence that future realizations are “more likely than not.” If management determines that the Corporation is not, more likely than not, to realize some or all of the net deferred tax asset in the future, a charge to income tax expense may be required to reduce the value of the net deferred tax asset to the expected realizable value. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax expense or benefit is recognized for the change in deferred tax liabilities or assets between periods.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
     Note 2—Summary of Significant Accounting Policies (Continued)
     Pension Plans
          The Corporation has certain employee benefit plans covering substantially all employees. The Corporation accrues service cost as incurred. The Corporation’s measurement date for plan assets and obligations is fiscal year-end. On August 9, 2007, the Board of Directors of the Corporation adopted a resolution to terminate the Corporation’s defined benefit pension plan and on May 31, 2008 the plan was terminated. The Corporation’s defined benefit pension plan was frozen at the current benefit levels as of December 31, 2007 at which time the accrual of future benefits for eligible employees ceased. On March 12, 2009, the Corporation’s Board of Directors approved an amendment to the Corporation’s 401(k) defined contribution retirement savings plan, providing for the suspension of the Corporation’s basic and matching contributions effective in April 2009 until further notice by the Board of Directors. See Note 13 — Pension Plans for additional information.
     Bank-Owned Life Insurance
          The Corporation invests in bank-owned life insurance (BOLI). BOLI involves the purchasing of life insurance by the Corporation on a chosen group of employees. The Corporation is the owner and beneficiary of the policies. This pool of insurance, due to tax advantages to the Bank, is profitable to the Corporation. This profitability is used to offset a portion of future benefit cost increases. The Bank’s deposits fund BOLI and the earnings from BOLI are recognized as noninterest income.
     Earnings (Loss) Per Share
          Basic (loss) earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Proceeds assumed to have been received on such exercise or conversion are assumed to be used to purchase shares of the Corporation’s common stock at the average market price during the period, as required by the “treasury stock method” of accounting. The effects of securities or other contracts to issue common stock are excluded from the computation of diluted earnings per share in periods in which the effect would be antidilutive. All weighted average shares, actual shares and per share information in the financial statements are adjusted retroactively for the effect of stock dividends.
     Marketing Costs
          It is the Corporation’s policy to expense marketing costs in the period in which they are incurred.
     Comprehensive Income (Loss)
          The Corporation records the following types of items in accumulated other comprehensive income (loss) in its consolidated balance sheets: unrealized gains and losses on available for sale investment securities, net of tax, the noncredit portion of other-than-temporary impairment charges on investment securities, net of tax, and gains and losses on cash flow hedges, net of tax. Gains and losses on available for sale investment securities are reclassified to net income as the gains or losses are realized upon sale of the securities. Other-than-temporary impairment charges on investment securities are reclassified to net income at the time of the charge. Gains or losses on derivatives are reclassified to net income as the hedged item affects earnings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
     Securities Sold Under Agreements to Repurchase
          The Corporation accounts for securities sold under agreements to repurchase as secured borrowings as the Corporation maintains effective control over the transferred assets. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Corporation may be required to provide additional collateral based on the fair value of the underlying securities.
     Variable Interest Entities
          Harleysville Statutory Trust I (Trust I), HNC Statutory Trust II (Trust II), HNC Statutory Trust III (Trust III), HNC Statutory Trust IV (Trust IV), East Penn Statutory Trust and Willow Grove Statutory Trust I, (collectively, the Trusts) are considered variable interest entities. Accordingly, the Corporation is not considered the primary beneficiary and therefore the Trusts are not consolidated in the Corporation’s financial statements.
     Recent Accounting Pronouncements
          In September 2009, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Codification update for fair value measurements and disclosures relating to investments in certain entities that calculate net asset value per share or its equivalent. The update offers guidance on how to use net asset value per share to estimate the fair value of alternative investments which do not have a readily determinable fair value such as hedge funds, private equity funds, real estate funds, venture capital funds, offshore fund vehicles and funds of funds. The update also requires additional disclosures regarding attributes of these investments. This update is effective for periods ending after December 15, 2009. The adoption of this update did not have a material impact on the Corporation’s financial statements.
          In August 2009, the FASB issued an Accounting Standards Codification update for fair value measurements and disclosures of liabilities. The update provided clarification in circumstances in which a quoted price in an active market for the identical liability is not available, requiring a reporting entity to measure fair value using one or more of the specified techniques in the update. The guidance was effective for the first reporting period beginning after issuance or the fourth quarter of 2009. The adoption of this update did not have a material impact on the Corporation’s financial statements.
          In June 2009, the FASB issued the Accounting Standards Codification (the ASC or the Codification) establishing the Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this topic, the Codification superseded all existing accounting and reporting standards other than guidance issued by the SEC. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Codification was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not have a material impact on the Corporation’s financial statements, although references to specific authoritative literature in financial statements were eliminated and discussion of accounting concepts was enhanced.
          In June 2009, the FASB issued standards for accounting for transfers of financial assets and amendments to guidance relating to consolidation of variable interest entities. The standards change off-balance-sheet accounting of financial instruments including the way entities account for securitizations and special-purpose entities. The standards relating to accounting for transfers of financial assets require more information about sales of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 2—Summary of Significant Accounting Policies (Continued)
securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets. They eliminate the concept of a “qualifying special purpose entity,” change the requirement for derecognizing financial assets, and require sellers of the assets to make additional disclosures about them. The guidance relating to consolidation of variable interest entities alters how a company determines when an entity that is insufficiently capitalized or is not controlled through voting should be consolidated. A company has to determine whether it should provide consolidated reporting of any entity based upon the entity’s purpose and design and the parent company’s ability to direct the entity’s actions. The standards are effective at the start of the first fiscal year beginning after November 15, 2009 and are not anticipated to have a material impact on the Corporation’s financial statements.
          In June 2009, the FASB issued general standards of accounting and disclosure for subsequent events. Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standards were effective for interim and annual periods ending after June 15, 2009. The adoption of the subsequent event standards did not have any impact on the Corporation’s financial statements although they did result in expanded disclosure with regard to the date for which subsequent events have been evaluated. See Note 2 — Summary of Significant Accounting Policies, “Principles of Consolidation and Basis of Presentation” for additional information.
          In April 2009, the FASB issued standards for 1) determining fair value when the volume and level of activity for the asset or liability has significantly decreased and identifying transactions that are not orderly; 2) recognition and presentation of other-than-temporary impairments; and 3) interim disclosures about fair value of financial instruments. These related guidance items were issued to clarify the application of fair value measurement standards in the current economic environment, modify the recognition of other-than-temporary impairments of debt securities, and require companies to disclose the fair values of financial instruments in interim periods. These standards were effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, if all three standards or both the fair-value measurements and other-than-temporary impairment standards were adopted simultaneously. The Corporation adopted the provisions of these fair value measurement standards in its quarter ended June 30, 2009 and they did not have a material impact on the Corporation’s financial statements although they did result in expanded disclosures.
Note 3—Dispositions / Acquisitions
Loan Sales
          During 2009, the Corporation sold loans held for investment of approximately $236.5 million for a net loss of $1.8 million. The sales consisted of first mortgage residential loans totaling $106.4 million, commercial loan participations totaling $82.8 million and indirect consumer installment loans totaling $47.3 million. The loans were sold without recourse and subject to customary sale conditions. The loan sales were part of the Corporation’s strategy to reduce assets and thereby build capital and increase liquidity. Additionally, the Corporation decided to exit from the indirect lending business effective June 30, 2009 in order to use capital to build relationship-based business with customers.
Acquisition of Willow Financial Bancorp, Inc.
          Effective December 5, 2008, the Corporation completed its acquisition of Willow Financial Bancorp and its wholly owned subsidiary, Willow Financial Bank (collectively, “Willow Financial”), a $1.6 billion savings bank with 29 branch offices in southeastern Pennsylvania, was merged with and into the Bank. In conjunction with this transaction, the Corporation also acquired BeneServ, Inc., a provider of employee benefits services. The merger of the Corporation and Willow Financial delivered a significant market share in Chester County, increased the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 3—Dispositions / Acquisitions (Continued)
Corporation’s market presence in Bucks and Montgomery counties, and established a new market presence in Philadelphia county. The Corporation acquired 100% of the outstanding shares of Willow Financial. Based on the terms of the merger agreement, Willow Financial shareholders received 0.73 shares of the Corporation’s common stock for each share of Willow Financial common stock they held with cash paid in lieu of fractional shares. The purchase price was $13.79 per common share and was based upon the average of the closing prices for the Corporation’s common stock on the agreement date and for two days before and two days after the agreement date and the agreement date. The Corporation issued 11,515,366 shares of common stock, incurred $8.1 million in acquisition costs which were capitalized and converted stock options with a fair value of $2.0 million for a total purchase price of $168.9 million.
          The acquisition of Willow Financial was accounted for as a business combination using the purchase method. Accordingly, the purchase price was allocated to the respective assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The purchase price included the direct costs of the business combination. The excess of purchase price over the fair value of net assets acquired was recorded as goodwill. Goodwill of $124.5 million was recorded in this transaction with $123.0 million allocated to the Community Banking segment and $1.5 million allocated to the Wealth Management segment. The Corporation also recorded $11.9 million in core deposit intangibles and $2.9 million in other identifiable intangible assets which are being amortized over ten years using the sum of the year’s digits amortization method. The $2.9 million of other identifiable intangibles were allocated to the Wealth Management segment. The purchase price allocation is subject to revision during 2009. The goodwill recorded at December 31, 2008 was reduced by $4.5 million and the core deposit intangible was reduced by $2.2 million during the year ended December 31, 2009 as a result of additional information obtained for the valuation analysis and adjustments that were necessary upon the filing of the final tax returns for Willow Financial. On the acquisition date, Willow Financial had approximately $1.6 billion in assets, $1.1 billion in loans and $946.7 million in deposits. The results of operations of Willow Financial have been included in the Corporation’s results of operations since December 5, 2008, the date of acquisition.
     The Corporation assessed loans acquired from Willow Financial for evidence of credit quality deterioration since origination and for which it was probable at purchase that the Corporation would be unable to collect all contractually required payments. The Corporation’s assessment identified $14.4 million in acquired loans from Willow Financial which were considered impaired and were recorded at the present value of the amounts expected to be received at the acquisition date. At December 31, 2009 and 2008, the Corporation’s acquired impaired loans had an unpaid principal balance of $7.1 million and $14.4 million, respectively. At December 31, 2009 and 2008, these loans had a carrying value of $3.8 million and $8.1 million, respectively. The Corporation’s loan balance reflects net purchase accounting adjustments resulting in a reduction in loans of $3.4 million and $6.3 million related to acquired impaired loans at December 31, 2009 and 2008, respectively. Income recognition is dependent on having a reasonable expectation about the timing and amount of cash flows expected to be collected. The loans deemed impaired were considered collateral dependent, however the timing of the sale of loan collateral is indeterminate and as such the loans will remain on non-accrual status and will have no accretable yield. The Corporation is using the cash basis method of interest income recognition.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 3—Dispositions / Acquisitions (Continued)
          The following are the loans acquired from Willow Financial for which it was probable at December 31, 2009 that all contractually required payments would not be collected:

(Dollars in
thousands)
Contractually required payments at December 31, 2009
Real estate	$584
Commercial and industrial	6,564

Total	$7,148

Cash flows expected to be collected at December 31, 2009	$3,774
          The following is the carrying value by category as of December 31, 2009:

(Dollars in
thousands)
Real estate	$446
Commercial and industrial	3,328

Total carrying value	$3,774

          The following are the unaudited pro forma consolidated results of operations of the Corporation for the years ended December 31, 2008 and 2007 as though Willow Financial had been acquired on January 1, 2007:

	2008	2007
	(Dollars in thousands, except for per
	share data)
Total interest income	$287,402	$287,102
Total interest expense	132,274	150,632

Net interest income	155,128	136,470

Provision for loan losses	23,079	11,964

Net interest income after provision for loan losses	132,049	124,506

Total non-interest income	57,030	57,428
Total non-interest expense	173,973	133,798

Income before income taxes	15,106	48,136

Income tax expense (1)	1,736	10,852

Net income	$13,370	$37,284

Basic earnings per share	$0.31	$0.92

Diluted earnings per share	$0.31	$0.91

(1)	Tax effects are reflected at an assumed rate of 35%
          On December 27, 2007, the Bank settled and closed an agreement to sell fifteen properties to affiliates of American Realty Capital, LLC (“ARC”) in a sale-leaseback transaction. The properties are located throughout Berks, Bucks, Lehigh, Montgomery, Northampton, and Carbon counties. Under the leases, the Bank continues to utilize the properties in the normal course of business. Lease payments on each property are institution-quality,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 3—Dispositions / Acquisitions (Continued)
triple net leases with an initial annual aggregate base rent of $3.0 million with annual rent escalations equal to the lower of CPI-U (Consumer Price Index for all Urban Consumers) or 2.0 percent commencing in the second year of the lease term. As tenant, the Bank is fully responsible for all costs associated with the operation, repair and maintenance of the properties during the lease terms and is recorded as occupancy expense. The agreement provides that each lease has a term of 15 years, commencing on the closing date for the agreement. The agreement also contains options to renew for periods aggregating up to 45 years. Under certain circumstances these renewal options are subject to revocation by the lessor. The Bank received net proceeds of $38.2 million and recorded a gain on sale from the transaction of $2.3 million (pre-tax) representing a portion of the total gain of $18.9 million. The remaining gain was deferred and is being amortized through a reduction of occupancy expense over the 15-year term of the leases an annual amount of approximately $1.1 million. The properties sold had a carrying value of $19.5 million. The Corporation also completed a separate sale-leaseback of office space in October 2007 receiving net proceeds of $1.5 million with a recognized pre-tax gain of $473,000. The deferred gain of $552,000 is being amortized over the 10-year term of the lease.
          Effective November 16, 2007, the Corporation completed its acquisition of East Penn Financial Corporation (East Penn Financial) and its wholly owned subsidiary, East Penn Bank, a $451 million state chartered, FDIC insured bank, was merged with and into Harleysville National Bank. Headquartered in Emmaus, Pennsylvania, East Penn Financial had nine banking offices located in Lehigh, Northampton and Berks Counties. The acquisition expanded the branch network that the Corporation had in the Lehigh Valley and its opportunity to provide East Penn customers with a broader mix of products and services. The aggregate purchase price was $91.3 million in cash and stock. The Corporation acquired 100% of the outstanding shares of East Penn Financial. The transaction was accounted for as a business combination using the purchase method. East Penn Financial shares of 2,890,125 were exchanged at a conversion ratio of .8416 for 2,432,771 shares of the Corporation’s common stock and East Penn Financial shares of 3,444,229 were exchanged for cash consideration of $14.50 per share totaling $49.9 million. East Penn Financial stock options of 136,906 were exchanged for cash consideration of $792,000 and options of 29,092 were exchanged at a conversion ratio of .8416 to acquire 25,480 shares of the Corporation’s common stock options with a total fair value of $111,000. On the acquisition date, East Penn Financial had approximately $451.1 million in assets, $337.7 million in loans and $382.7 million in deposits. Goodwill of $63.9 million and a core deposit intangible of $7.4 million were recorded in connection with the acquisition of East Penn Financial and allocated to the Community Banking segment. East Penn Financial’s results of operations are included in the Corporation’s results from the date of acquisition, November 16, 2007.
     Effective January 1, 2006, the Bank completed its acquisition of the Cornerstone Companies, registered investment advisors for high net worth, privately held business owners, wealthy families and institutional clients. Located in the Lehigh Valley, Pennsylvania, the firm serves clients throughout Pennsylvania and other mid-Atlantic states. The purchase price consisted of $15.0 million in cash paid at closing and a contingent payment of up to $7.0 million to be paid post-closing. The contingent payment is based upon the Cornerstone Companies meeting certain minimum operating results during a five-year earn-out period with a maximum payout of $7.0 million over this period. For 2009, no earn-out payment was made as the minimum operating results were not met. For 2008, 2007 and 2006, the minimum operating results were met resulting in earn-out payments of $1.4 million, $1.2 million and $1.0 million for each year, respectively, which were recorded as additional goodwill. At December 31, 2009, the remaining maximum payout is $3.4 million through 2010. The Cornerstone Companies acquisition was accounted for using the purchase method of accounting. The Cornerstone Companies results of operations are included in the Corporation’s results from the effective date of the acquisition, January 1, 2006. Goodwill of $15.0 million (including the earn-out payments) and customer relationship intangibles of $3.9 million were recorded in connection with the acquisition and allocated to the Wealth Management segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note4—Restrictions on Cash and Due from Banks
          As of December 31, 2009 and 2008, the Bank did not need to maintain reserves (in the form of deposits with the Federal Reserve Bank) to satisfy federal regulatory requirements.
Note 5—Investment Securities
          The amortized cost, unrealized gains and losses, and the estimated fair value of the Corporation’s investment securities available for sale and held to maturity are as follows:

	December 31, 2009
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Estimated Fair Value
	(Dollars in thousands)
Available for sale
Obligations of U.S. government agencies and corporations	$500	$3	$—	$503
Obligations of states and political subdivisions	214,452	7,168	(1,360)	220,260
Residential mortgage-backed securities	786,502	12,465	(14,877)	784,090
Trust preferred pools/collateralized obligations	42,502	100	(32,733)	9,869
Corporate bonds	3,240	28	(1,053)	2,215
Equity securities	21,453	136	(373)	21,216

Total investment securities available for sale	$1,068,649	$19,900	$(50,396)	$1,038,153

Held to maturity
Obligations of U.S. government agencies and corporations	$—	$—	$—	$—
Obligations of states and political subdivisions	25,323	89	(220)	25,192

Total investment securities held to maturity	$25,323	$89	$(220)	$25,192

	December 31, 2008
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Estimated Fair Value
	(Dollars in thousands)
Available for sale
Obligations of U.S. government agencies and corporations	$93,501	$419	$(26)	$93,894
Obligations of states and political subdivisions	288,415	4,798	(6,338)	286,875
Residential mortgage-backed securities	710,385	14,389	(19,291)	705,483
Trust preferred pools/collateralized obligations	50,214	734	(35,084)	15,864
Corporate bonds	21,073	286	(3,192)	18,167
Equity securities	22,998	57	(1,390)	21,665

Total investment securities available for sale	$1,186,586	$20,683	$(65,321)	$1,141,948

Held to maturity
Obligations of U.S. government agencies and corporations	$3,880	$122	$—	$4,002
Obligations of states and political subdivisions	46,554	119	(616)	46,057

Total investment securities held to maturity	$50,434	$241	$(616)	$50,059

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
          The tables below indicate the length of time individual securities have been in a continuous unrealized loss position at December 31, 2009 and 2008:

	December 31, 2009
	Less than 12 months			12 months or longer			Total
Description of	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
Securities	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
				(Dollars in thousands)
Obligations of U.S. government agencies and corporations	—	$—	$—	—	$—	$—	3	$—	$—
Obligations of states and political subdivisions	46	24,471	(803)	15	13,007	(777)	61	37,478	(1,580)
Residential mortgage-backed securities	16	123,033	(951)	32	69,491	(13,925)	48	192,524	(14,876)
Trust preferred pools/collateralized debt obligations				14	8,858	(32,733)	14	8,858	(32,733)
Corporate bonds				1	1,437	(1,053)	1	1,437	(1,053)
Equity securities	1	11,826	(174)	9	6,784	(200)	10	18,610	(374)

Totals	63	$159,330	$(1,928)	71	$99,577	$(48,688)	134	$258,907	$(50,616)

	December 31, 2008
	Less than 12 months			12 months or longer			Total
Description of	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
Securities	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
				(Dollars in thousands)
Obligations of U.S. government agencies and corporations	3	$29,145	$(26)	—	$—	$—	3	$29,145	$(26)
Obligations of states and political subdivisions	290	202,231	(6,715)	11	5,416	(239)	301	207,647	(6,954)
Residential mortgage-backed securities	35	121,085	(16,303)	36	43,851	(2,988)	71	164,936	(19,291)
Trust preferred pools/collateralized debt obligations	4	711	(4,349)	11	9,999	(30,732)	15	10,710	(35,081
Corporate bonds	4	9,417	(1,127)	3	4,652	(1,801)	7	14,069	(2,928
Equity securities	9	18,134	(528)	6	2,956	(1,129)	15	21,090	(1,657)

Totals	345	$380,723	$(29,048)	67	$66,874	$(36,889)	412	$447,597	$(65,937)

          Management believes that the unrealized losses associated with the securities portfolio are temporary in nature since they are not related to the underlying credit of the issuers, and the Corporation does not intend to sell the securities and it is more likely than not that the Corporation will not be required to sell the securities prior to recovery (i.e. these investments have contractual maturities that, absent credit default, ensure a recovery of cost). In making its other-than temporary evaluation, management determined whether the expected cash flows are affected by the underlying collateral or issuer. Other factors considered in evaluating the securities portfolio for other-than-temporary impairment are 1) the length of time and the extent to which the fair value has been less than the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
amortized cost basis, 2) adverse conditions specifically related to the security, industry, or geographic area, 3) the historical and implied volatility of the fair value of the security, 4) the payment structure of the debt security, 5) failure of the underlying issuers to make scheduled interest or principal payments, 6) any changes to the rating of the security, and 7) recoveries or additional declines in fair value subsequent to the balance sheet date. In certain cases where sufficient data is not available, a cash flow model is utilized.
          The changes in the unrealized losses on securities were caused primarily by changes in interest rates, credit spread and liquidity issues in the marketplace. As of December 31, 2009 and December 31, 2008, there were 71 and 67 individual securities, respectively, in a continuous unrealized loss position for twelve months or longer. The decrease in unrealized losses less than 12 months for obligations of states and political subdivisions at December 31, 2009 as compared to December 31, 2008 was mainly a result of changes in the current rate environment and municipal spreads which resulted in substantially increased fair values during 2009. The Corporation recognized other-than-temporary impairment (OTTI) charges totaling $9.4 million during 2009 mainly as a result of deterioration in several collateralized debt obligation investments in pooled trust preferred securities and certain bank equity securities. As relevant observable inputs did not exist, a cash flow model was utilized to determine the fair value of the impaired pooled trust preferred securities.
          On a quarterly basis, the Corporation formally evaluates its investment securities for other-than-temporary impairment. For securities deemed to be other-than-temporarily impaired, the Corporation uses cash flow modeling to determine the credit portion of the loss. The credit portion of the loss is recognized in earnings and the noncredit portion on securities not expected to be sold is recognized in other comprehensive income, net of tax. The credit related OTTI recognized in earnings during 2009 was $9.4 million. These impairment charges related primarily to collateralized debt obligations and collateralized mortgage obligations which the Corporation does not intend to sell and it is not more likely than not that the Corporation will be required to sell before recovery of their amortized costs basis less any current-period credit loss. During 2009, the Corporation recognized a reduction of noncredit related OTTI in other comprehensive income of $7.2 million.
          The following table provides a cumulative roll forward of credit losses recognized in earnings for debt securities held and not intended to be sold:

(Dollars in thousands)	Debt Securities
Estimated credit losses as of January 1, 2009	$—
Additions for credit losses not previously recognized	7,846

Estimated credit losses as of December 31, 2009	$7,846

          Regarding the securities on which the Corporation recorded OTTI charges in the fourth quarter of 2008 and the first quarter of 2009, prior to adoption of the new OTTI requirements at April 1, 2009, the Corporation does not intend to sell the securities and it is not more likely than not that the Corporation will be required to sell the securities before recovery of their amortized costs basis less any current-period credit loss. The securities were assessed to determine the amount of OTTI representing credit losses and the amount related to all other factors. It was determined that the noncredit related OTTI was not material to the financial statements. As such, a prior period cumulative effect adjustment was not recorded through retained earnings in the June 30, 2009 reporting period. The Corporation has tracked the cumulative effect of prior period unrecorded misstatements regarding other-than-temporary impairment on investments and has determined that the impact is not material to the December 31, 2009 financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
          The Corporation utilizes a third party valuation specialist to determine fair value for those securities which have insufficient observable market data available. In order to determine the fair value of these securities, the third party valuation specialist performs a discounted cash flow analysis. All relevant data inputs and the appropriateness of key model assumptions are reviewed by management. These assumptions include, but are not limited to collateral performance projections, historical and projected defaults, and discounted cash flow modeling. The discount rate is calculated utilizing current and observable market spreads for comparable structured credit products.
          On a quarterly basis, all pooled trust preferred security investments for which the fair value of the investment is less than its amortized cost basis are reviewed for OTTI. For those securities in a loss position, a detailed analysis is performed by management to assess them for OTTI as described below. Management will also assess whether it expects to sell the security before recovery of amortized cost less current period credit loss.
     In evaluating the pooled trust preferred securities for credit related OTTI, the Corporation considered the following:
•	The length of time and the extent to which the fair value has been less than the amortized cost basis

•	Adverse conditions specifically related to the security, industry, or geographic area

•	The historical and implied volatility of the fair value of the security

•	The payment structure of the debt security

•	Failure of the underlying issuers to make scheduled interest or principal payments

•	Any changes to the rating of the security

•	Recoveries or additional declines in fair value subsequent to the balance sheet date.
          After evaluating the criteria above, if certain ratios such as excess collateral, excess subordination and principal shortfall and interest shortfall conditions suggest an uncertainty of future recovery of principal and interest, a discounted cash flow model is obtained from the Corporation’s third party investment advisor. The excess collateral, excess subordination, principal shortfall and interest shortfall ratios are obtained from the Corporation’s third party investment advisor and evaluated by management as a part of the quarterly tranche analysis prepared for each debt security. The principal and interest shortfall ratios reflect the percentage of paying collateral that can be absorbed by defaults prior to the collection of the full contractual payments would be in doubt. The excess subordination calculation is derived by the Corporation’s third party investment advisor and represents the remaining subordination available for the Corporation’s tranche after full repayment of principal due to more senior tranches. This information is significant and meaningful in the Corporation’s OTTI evaluation process as the excess subordination can be utilized to cover any projected principal and interest shortfalls caused by significant expected defaults in the portfolio. The lack of excess subordination for the Corporation’s tranche, or negative subordination, is likely to be a significant indicator of potential OTTI for a particular investment if significant expected future principal and interest shortfalls exist.
     For every debt security which fails the Corporation’s initial test for OTTI, a discounted cash flow analysis is performed by our third-party investment advisor. When a discounted cash flow analysis is performed, the following assumptions are utilized:
•	Discount rate equal to original coupon spread for the respective security using forward LIBOR rates;

•	No calls are assumed;

•	Each piece of underlying collateral with existing deferrals/defaults is evaluated individually for future recovery and the recovery rate is adjusted accordingly; and

•	Additional deferrals/defaults are assumed based upon evaluation of underlying performing collateral. The Corporation obtains and evaluates financial data pertinent to each piece of collateral including analysis of profitability, credit quality, operating efficiency, leverage, and liquidity using the most

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
•	recently available financial and regulatory information. The Corporation also evaluates historical industry default data obtained from its third-party investment advisors and assesses the impact of current market conditions.
     Based upon the results of the discounted cash flow analysis, it is determined whether or not the investment return upon debt expiration is at or above par. If the resulting return is below par, a credit related impairment charge is recorded through operations.
     For the collateralized mortgage obligation portfolio, a detailed analysis is performed involving a review of delinquency data in relation to projected current credit enhancement and coverage levels based upon certain stress factors. This analysis includes a review of third-party investment summary reports to assess the length of time in a loss position and changes in credit ratings. If the calculated principal loss exceeds the current credit enhancement, additional evaluation is required to determine what, if any impairment would be recorded. In order to determine the existence of OTTI, related data such as foreclosures, bankruptcy and real estate owned is analyzed to calculate a default percentage. Based upon completion of the stressed discounted cash flow analysis performed on five collateralized mortgage obligation investments, credit related OTTI charges on collateralized mortgage obligations totaling $1.3 million were recorded during 2009. The OTTI charges were recorded as the full contractual principal due is not expected to be recovered upon maturity of the security. The credit related OTTI charge was recorded for the portion deemed uncollectible.
     For the other debt securities in the Corporation’s portfolio, while several are in an unrealized loss position, the analysis supports the Corporation’s assumption that future cash flows will not be impacted and the full amount of contractual principal and interest payments will be realized upon maturity.
     The following table provides additional information related to the Corporation’s trust preferred pools/collateralized debt obligations:
(Dollars in thousands)

				Deferral /
			Unrealized (Loss)	Default as % of
As of December 31, 2009	Book Value	Fair Value	Gain	Collateral
Single Issuer:
A Rated	$4,350	$3,499	$(851)	n/a
B Rated	6,060	4,218	(1,842)	n/a
Not Rated	421	520	99	n/a

Total Single Issuers	$10,831	$8,237	$(2,594)

Pooled:
B Rated	$9,634	$1,036	$(8,598)	27.0%
Noninvestment grade	22,038	596	(21,442)	23.1%

Total Pooled	$31,672	$1,632	$(30,040)

Total Preferred Securities	$42,503	$9,869	$(32,634)

     The pooled trust preferred security portfolios as of December 31, 2009 includes all Class B tranches except for one security which is in a Class C tranche. The number of banks in each pooled trust preferred security issuance at December 31, 2009 ranges from nine to sixty-five.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
     At December 31, 2009, the Corporation owned several trust preferred securities, all pooled, which had credit ratings below investment grade. The following table provides additional information related to those securities:
(Dollars in thousands)

								Excess
								(Negative)
							Deferral/	Subordination
						Number of	Default as	as % of
					Lowest	performing	%	remaining
					Credit	banks in	of original	performing
As of December 31, 2009	Class	Book Value	Fair Value	Unrealized Loss	Rating	issuance	collateral	collateral
Pooled Securities:
MMC Funding XVIII (1)	C-1	$2,674	$69	$(2,605)	Ca	28	27.9%	(25.7%)
TPREF Funding III, Ltd. (2)	B-2	9,483	250	(9,233)	Ca	25	26.3%	(21.5%)
Regional Diversified Funding Ltd. (5)	n/a	3,771	84	(3,687)	Ca	26	13.3%	(6.7%)
TPREF Funding II, Ltd. (3)	B	410	11	(399)	Caa3	24	30.1%	(26.8%)
US Capital Funding II (5)	B-1	937	30	(907)	Ca	50	10.9%	(4.1%)
Preferred Term Securities XI, Ltd. (4)	B-3	4,763	152	(4,611)	Ca	23	19.0%	(9.0%)

Total		$22,038	$596	$(21,442)

(1)	Credit related impairment charge of $2.5 million recorded during 2009.

(2)	Credit related impairment charge of $627,000 recorded during 2009.

(3)	Credit related impairment charge of $87,000 recorded during 2009.

(4)	Credit related impairment charge of $173,000 recorded during 2009.

(5)	Discounted cash flow analysis was performed and no other-than-temporary impairment was identified.
     In evaluating pooled trust preferred securities for other-than-temporary impairment, the Corporation initially evaluates the excess subordination as well as projected future defaults compared to the amount of future interest and principal shortfall that can occur before a potential impairment exists. In this initial evaluation, a maximum recovery rate of 10% is assumed for actual and projected deferrals/defaults. In addition, future defaults and deferrals of 15% are assumed on remaining performing collateral. These assumptions are management’s judgment based upon historical experience along with information provided by its third-party investment advisors.
     None of the securities in the table above had excess subordination at December 31, 2009. In each of these cases, as footnoted in the table, either a discounted cash flow analysis was performed or sufficient coverage of projected future deferrals/defaults existed within the expected future principal and interest payments. In the case of four of these securities, as noted above, the discounted cash flow analysis resulted in a credit related impairment charge to operations.
     Securities with a carrying value of $687.4 million and $100.4 million at December 31, 2009 and December 31, 2008, respectively, were pledged to secure public funds, customer trust funds, government deposits and repurchase agreements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
     Accrued interest receivable on investment securities was $6.1 million and $8.5 million at December 31, 2009 and 2008, respectively.
     The amortized cost and estimated fair value of investment securities, at December 31, 2009, by contractual maturities are shown in the following table. Actual maturities will differ from contractual maturities because issuers and borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2009
	Held to Maturity		Available for Sale
				Estimated
	Amortized	Estimated Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(Dollars in thousands)
Due in one year or less:
Obligations of states and political subdivisions	$—	$—	$1,250	$1,257
Corporate bonds	—	—	250	251

Total due in one year or less	—	—	1,500	1,508

Due after one year through five years:
Obligations of U.S. government agencies and corporations	—	—	500	503
Obligations of states and political subdivisions	—	—	4,714	5,037
Corporate bonds	—	—	250	250

Total due after one year through five years:	—	—	5,464	5,790

Due after five years through ten years:
Obligations of states and political subdivisions	9,705	9,684	91,811	92,974
Corporate bonds	—	—	2,740	1,714

Total due after five years through ten years:	9,705	9,684	94,551	94,688

Due after ten years:
Obligations of states and political subdivisions	15,619	15,508	116,677	120,992
Trust preferred pools/collateralized debt obligations	—	—	42,503	9,869
Corporate bonds	—	—	—	—

Total due after ten years:	15,619	15,508	159,180	130,861

Residential mortgage-backed securities	—	—	786,501	784,090
Equity securities	—	—	21,453	21,216

Totals	$25,324	$25,192	$1,068,649	$1,038,153

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 5—Investment Securities (Continued)
     Proceeds from the sales of investment securities available for sale for the years ended December 31, 2009, 2008 and 2007 were $470.8 million, $208.5 million and $186.2 million, respectively. The components of net realized gains on sales of investment securities were as follows:

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Gross realized gains	$13,212	$3,238	$1,329
Gross realized losses	(1,794)	(596)	(142)

Net realized gain (loss) on sales of investment securities	$11,418	$2,642	$1,187

     The Corporation also holds investments in the Federal Home Loan Bank of Pittsburgh (FHLB) stock totaling $31.3 million as of December 31, 2009 and 2008. The Corporation is required to maintain a minimum amount of FHLB stock as determined by its borrowing levels. As the FHLB stock is not a marketable instrument, it does not have a readily marketable determinable fair value and is not accounted for in a similar manner to other investment securities. FHLB stock is generally viewed as a long-term investment with its value based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Corporation considers criteria in determining the ultimate recoverability of the par value such as 1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted, 2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, 3) the impact of regulatory changes on the FHLB and on its customer base, and 4) the liquidity position of the FHLB. The Corporation has considered the FHLB’s announcement on December 23, 2008 of the suspension of its dividend and capital stock repurchases in the assessment for impairment. Despite the significant decline in net assets of the FHLB and the corresponding decline in equity balances, the capital ratios for the FHLB remain above regulatory required levels. Liquidity levels of the FHLB appear appropriate and the future operating performance is expected to support the anticipated level of common stock redemptions. In addition, FHLB institutions are generally not required to redeem membership stock until five years after the membership is terminated. Based upon review of the most recent financial statements of FHLB Pittsburgh, management believes it is unlikely that the stock would be redeemed in the future at a price below its par value and therefore management believes that no impairment is necessary related to the FHLB stock at December 31, 2009.
Note 6—Loans
     Major classifications of loans are as follows:

	December 31,
	2009	2008
	(Dollars in thousands)
Real estate (including loans held for sale of $37,885 and $17,165)	$1,324,416	$1,602,654
Commercial and industrial	792,749	980,190
Consumer loans	873,430	1,099,903
Lease financing	108	758

Total loans	2,990,703	3,683,505
Deferred costs, net	2,675	1,739
Allowance for loan losses	(66,620)	(49,955)

Net loans (including loans held for sale)	$2,926,758	$3,635,289

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 6—Loans (Continued)
     On December 31, 2009, nonaccrual loans were $129.9 million and loans 90 days or more past due and still accruing interest were $1.4 million. On December 31, 2008, nonaccrual loans were $75.1 million and loans 90 days or more past due and still accruing interest were $1.8 million. The Bank’s policy for interest income recognition on nonaccrual loans is to recognize income under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Bank. The Bank will not recognize income if these factors do not exist. During 2009, interest that would have accrued on nonaccruing loans and not recognized as interest income was $6.2 million and interest paid on nonaccruing loans of $817,000 was recognized as interest income. During 2008, interest accrued on non-accruing loans and not recognized as interest income was $1.9 million and interest paid on non-accruing loans of $299,000 was recognized as interest income. During 2007, interest accrued on nonaccruing loans and not recognized as interest income was $982,000 and interest paid on nonaccruing loans of $331,000 was recognized as interest income.
     The balance of impaired loans at December 31, 2009 and 2008 was $135.9 million and $70.2 million, respectively. At December 31, 2009 and 2008, impaired loans with specific loss allowances were $84.2 million and $38.4 million and the related specific allowance for loan losses were $18.9 million and $8.4 million, respectively. The average impaired loan balance was $106.0 million in 2009, compared to $23.5 million and $7.5 million in 2008 and 2007, respectively. The income recognized on impaired loans during 2009, 2008 and 2007 was $719,000, $151,000 and $31,000, respectively. Impaired loans are included in the nonaccrual loan total and at December 31, 2009, also included a few unrelated accruing construction and commercial real estate loans.
     Residential mortgage loans held for sale at December 31, 2009 and 2008 totaled $37.9 million and $17.2 million, respectively. Gains on the sale of residential mortgage loans for the years ended December 31, 2009, 2008 and 2007 were $9.0 million, $557,000 and $472,000, respectively (recorded in other income on the consolidated statements of operations).
     Residential mortgage loans serviced for others totaled $362.6 million at December 31, 2009 (included $13.2 million with recourse) and totaled $397.5 million at December 31, 2008 (included $16.0 million with recourse). The residential mortgage loans serviced for others with recourse were assumed from acquisitions.
     The Bank has no concentration of loans to individual borrowers which exceeded 10% of total loans at December 31, 2009 and 2008. The Bank actively monitors the risk of loan concentration.
     Net assets in foreclosure at December 31, 2009 and 2008 were $2.3 million and $1.6 million, respectively, and are recorded in other assets on the consolidated balance sheets. During 2009, transfers from loans to assets in foreclosure were $2.6 million, disposals of foreclosed properties were $2.2 million, and charge-offs of $260,000 were recorded. Gains on the sale of net assets in foreclosure for the years ended December 31, 2009 and 2008 were $544,000 and $56,000, respectively, and are recorded in other income on the consolidated statements of operations.
     Loans to directors, executive officers and their associates are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Activity of these loans is as follows:

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Balance, January 1	$13,438	$12,043	$17,393
New loans	3,134	2,730	4,451
Loans acquired through acquisition	—	1,903	—
Repayments and other reductions	(523)	(3,238)	(9,801)

Balance, December 31	$16,049	$13,438	$12,043

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 7—Allowance for Loan Losses
     The table below summarizes the changes in the allowance for loan losses:

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Balance, beginning of year	$49,955	$27,328	$21,154
Provision for loan losses	58,321	15,567	10,550
Reserve from Willow Financial acquisition	—	12,925	—
Reserve from East Penn Financial acquisition	—	—	3,250
Loans charged off	(43,098)	(6,829)	(8,142)
Recoveries	1,442	964	516

Balance, end of year	$66,620	$49,955	$27,328

 Note 8—Premises and Equipment
     Premises and equipment consist of the following:

	Estimated	December 31,
	Useful Lives	2009	2008
	(Dollars in thousands)
Land	Indefinite	$5,443	$5,467
Buildings	15-39 years	43,300	41,111
Furniture, fixtures and equipment	3-7 years	37,861	37,336

Total cost		86,604	83,914
Less accumulated depreciation and amortization		(39,444)	(33,309)

Premises and equipment, net		$47,160	$50,605

     Depreciation expense for the years ended December 31, 2009, 2008, and 2007 was $6.3 million, $4.3 million and $4.0 million, respectively. During 2008, the Corporation disposed of premises and equipment with a cost basis of $6.0 million and accumulated depreciation of $5.4 million. The net gain on disposal of these assets of $42,000 was recorded in other income on the consolidated statements of operations.
 Note 9—Goodwill and Other Intangibles
     Goodwill and identifiable intangibles were $21.6 million and $19.5 million, respectively at December 31, 2009, and $240.7 million and $26.2 million, respectively at December 31, 2008. The goodwill and identifiable intangibles balances resulted from acquisitions. During 2009, the Corporation recorded purchase accounting adjustments related to the Willow Financial acquisition which reduced goodwill by $4.5 million and reduced the core deposit intangible by $2.2 million. For further information related to acquisitions, see Note 3 – Dispositions / Acquisitions. Also, during the second quarter of 2009, the Corporation recorded a goodwill impairment charge of $214.5 million related to the Community Banking segment, resulting from the decrease in market value arising in the second quarter of 2009 caused by underlying capital and credit concerns which was valued through the Agreement and Plan of Merger dated July 26, 2009 between First Niagara and the Corporation in which the Corporation will be merged into First Niagara. This impairment was determined based upon the announced sale price of the Corporation to First Niagara for $5.50 per share. For further information related to the merger, see Note 1 – Merger with First Niagara Financial Group, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 9—Goodwill and Other Intangibles (Continued)
     The changes in the carrying amount of goodwill by business segment were as follows:

	Community	Wealth
	Banking	Management	Total
		(Dollars in thousands)
Balance, January 1, 2008	$96,426	$14,729	$111,155
Net addition to goodwill from acquisitions	125,955	4,526	130,481
Goodwill written off due to sale of subsidiary ns	—	(935)	(935)

Balance, December 31, 2008	222,381	18,320	240,701
Purchase accounting adjustments for acquisitions	(3,010)	(1,533)	(4,543)
Goodwill impairment	(214,536)	—	(214,536)
Balance, December 31, 2009	$4,835	$16,787	$21,622

     The gross carrying value and accumulated amortization related to core deposit intangibles and other identifiable intangibles at December 31, 2009 and 2008 are presented below:

	December 31,
	2009		2008
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
		(Dollars in thousands)
Core deposit intangibles	$21,083	$6,228	$23,256	$2,692
Other identifiable intangibles	7,209	2,570	7,209	1,524

Total	$28,292	$8,798	$30,465	$4,216

     Management performs a review of goodwill and other identifiable intangibles for potential impairment on an annual basis, or more often, if events or circumstances indicate there may be impairment. Goodwill is tested for impairment at the reporting unit level and an impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. Prior to the announcement of the merger agreement with First Niagara, the 2009 annual impairment analysis had been completed during the second quarter and management was in the process of assessing potential triggering events that may have occurred subsequent to that annual measurement. The possible triggering events that were under evaluation included the continued decline of the Corporation’s stock price accompanied by the communication of Individual Minimum Capital Ratio requirements from the Office of the Comptroller of the Currency. This analysis was superseded as the announced merger provided an actual fair value for the Corporation. No impairment was identified relating to the Corporation’s Wealth Management segment or other identifiable intangible assets as a part of this annual review. In 2008, management performed its annual review of goodwill and other identifiable intangibles by reporting unit and determined there was no impairment of goodwill and other identifiable intangibles.
     The amortization of core deposit intangibles allocated to the Community Banking segment was $3.5 million, $1.8 million and $328,000 for the years ended December 31, 2009, 2008 and 2007, respectively. Amortization of identifiable intangibles related to the Wealth Management segment totaled $1.0 million, $596,000 and $479,000 for the years ended December 31, 2009, 2008 and 2007, respectively. The Corporation estimates that aggregate amortization expense for core deposit and other identifiable intangibles will be $4.2 million, $3.7 million, $3.1 million, $2.6 million and $2.2 million for 2010, 2011, 2012, 2013 and 2014, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 9—Goodwill and Other Intangibles (Continued)
     Mortgage servicing rights of $2.3 million and $1.6 million at December 31, 2009 and 2008, respectively are included on the Corporation’s consolidated balance sheets in other intangible assets and subsequently measured using the amortization method. The mortgage servicing rights had a fair value of $2.3 million and $1.6 million at December 31, 2009 and 2008, respectively. Servicing assets are amortized in proportion to and over the period of net servicing income and assessed for impairment based on fair value at each reporting period. As a result of these assessments, the Corporation recorded a reduction of intangibles expense of $1.1 million and impairment charges of $1.4 million on its mortgage servicing rights in intangibles expense on the consolidated statements of operations for the years ended December 31, 2009 and 2008, respectively. The Corporation recorded amortization of mortgage servicing rights in intangibles expense on its consolidated statements of operations of $820,000, $468,000 and $417,000 for the years ended December 31, 2009, 2008 and 2007, respectively.
 Note 10—Deposits
     Time deposits with balances of $100,000 or more were $478.3 million and $626.2 million at December 31, 2009 and 2008, respectively. Deposits from directors and executive officers of the Corporation were approximately $2.2 million and $3.1 million as of December 31, 2009 and 2008, respectively.
     At December 31, 2009, scheduled maturities of time deposits are as follows:

Amount
(Dollars in thousands)
2010	$1,192,167
2011	256,572
2012	88,659
2013	8,651
2014	2,464
Thereafter	1,104

Total	$1,549,617

     Deposit overdraft balances reclassified to loans totaled $858,000 and $4.9 million at December 31, 2009 and 2008, respectively.
  Note 11—Borrowings
      Federal Funds Lines of Credit with Correspondent Banks
     At December 31, 2009, there were no federal funds lines of credit with correspondent banks. Total federal funds lines of credit with correspondent banks at December 31, 2008 were $110.0 million of which $77.7 million was unused. These lines of credit were available for overnight funds and the rate was based on the correspondent bank’s quoted rate at the time of the transaction.
Loan from First Niagara
     During December 2009, First Niagara entered into a loan transaction with the Corporation to recapitalize the Bank. As of December 31, 2009, the Corporation borrowed the full $50.0 million available under the credit facility from First Niagara which was contributed to the Bank as Tier 1 capital. The loan is secured by a pledge of all of the stock of the Bank, and is payable by the Corporation 30 to 90 days after the merger agreement between the Corporation and First Niagara is terminated, depending on the reason for the termination. The interest rate charged on the loan is 5.25% per annum. The outstanding balance of the loan is recorded in other short-term borrowings on the consolidated balance sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 11—Borrowings (Continued)
Securities Sold under Agreements to Repurchase
     As of December 31, 2009, long- term securities sold under agreements to repurchase with private entities were $218.9 million. The maturity dates range from 2011 through 2015, with call dates ranging from 2010 to 2012. The weighted average interest rate was 3.57% as of December 31, 2009. The balance and weighted average interest rate at December 31, 2009 include the purchase accounting discount and amortization related to the Willow Financial acquisition. Additionally, at December 31, 2009, the Corporation had $71.5 million of short-term securities sold under agreements to repurchase primarily with commercial customers. As of December 31, 2008, long- term securities sold under agreements to repurchase with private entities were $237.0 million with a weighted average interest rate of 3.44% and short-term securities sold under agreements to repurchase were $103.8 million.
 Federal Home Loan Bank Advances
     Federal Home Loan Bank (FHLB) advances at December 31, 2009 totaled $461.0 million, all of which were long-term with a weighted average interest rate of 2.90%. FHLB advances at December 31, 2008 totaled $522.7 million, all of which were long-term with a weighted average interest rate of 3.03%. Commencing in July 2009, the FHLB required the Corporation’s outstanding borrowings with the FHLB be fully collateralized. Any future borrowings with the FHLB are also required to be fully collateralized. At December 31, 2009, real estate loans with a carrying value of $736.1 million and cash of $145.0 million were pledged as collateral for FHLB borrowings. The securities and loan collateral are subject to varying market and collateral value haircuts determined by the FHLB based on the asset. At December 31, 2008, the FHLB advances were collateralized by unpledged levels of securities and loans. Unused lines of credit with the FHLB were $65.0 million at December 31, 2009 and $574.7 million at December 31, 2008.
     At December 31, 2009, scheduled maturities of long-term borrowings with the FHLB are as follows:

		Weighted
	Balance (1)	Average Rate (1)
	(Dollars in thousands)
2010	$72,513	2.93%
2011	86,476	3.36%
2012	61,434	3.28%
2013	90,985	2.73%
2014	51,978	2.97%
Thereafter	97,638	2.41%

Total	$461,024	2.90%

(1)	The FHLB borrowings balance and weighted average interest rate include purchase accounting fair value adjustments, net of related amortization from the Willow Financial acquisition.
 Trust Preferred Subordinated Debentures
     As of December 31, 2009, the Corporation has six statutory trust affiliates (collectively, the Trusts). These trusts were formed to issue mandatorily redeemable trust preferred securities to investors and loan the proceeds to the Corporation for general corporate purposes. The Trusts hold, as their sole assets, subordinated debentures of the Corporation totaling $105.5 million at December 31, 2009 and December 31, 2008. The trust preferred securities represent undivided beneficial interests in the assets of the Trusts. The financial statement carrying value of the trust preferred subordinated debentures, net of a purchase accounting fair value adjustment of approximately $14.9 million from the acquisition of Willow Financial, is $93.8 million at December 31, 2009

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
 Note 11—Borrowings (Continued)
and $93.7 million at December 31, 2008. The Corporation owns all of the trust preferred securities of the Trusts and has accordingly recorded $3.3 million in other assets on the consolidated balance sheets at December 31, 2009 and December 31, 2008 representing its investment in the common securities of the Trusts. As the shareholders of the trust preferred securities are the primary beneficiaries, the Trusts qualify as variable interest entities and are not consolidated in the Corporation’s financial statements.
     The trust preferred securities require quarterly distributions to the holders of the trust preferred securities at a rate per annum equal to the interest rate on the debentures held by that trust. The Corporation has the right to defer payment of interest on the debentures, at any time or from time to time for a period not exceeding five years, provided that no extension period may extend beyond the stated maturity of the debentures. During any such extension period, distributions on the trust securities will also be deferred, and the Corporation shall not pay dividends or distributions on, or redeem, purchase or acquire any shares of its capital stock. The Corporation formally elected to defer quarterly interest payments on all of its outstanding subordinated debentures until further notice, beginning with the interest payments that were due on September 15, 2009. This action was taken to conserve capital and in accordance with a directive from the Federal Reserve Bank of Philadelphia (Reserve Bank) to the Corporation, precluding the Corporation from making any interest payments on the subordinated debt associated with its trust preferred securities without the prior written approval of the Reserve Bank. Interest continues to be accrued although the interest payments are being deferred. As of December 31, 2009, interest payments on HNC Statutory Trust II, III and IV, East Penn Statutory Trust I, and Willow Grove Statutory Trust I totaling $1.3 million were due and deferred. Accrued interest payable on subordinated debentures amounted to $2.1 million and $1.8 million at December 31, 2009 and December 31, 2008, respectively.
     The trust preferred securities must be redeemed upon the stated maturity dates of the subordinated debentures. The Corporation may redeem the debentures, in whole but not in part, (except for Harleysville Statutory Trust II and Willow Grove Statutory Trust I which may be redeemed in whole or in part) at any time within 90 days at the specified special event redemption price following the occurrence of a capital disqualification event, an investment company event or a tax event as set forth in the indentures relating to the trust preferred securities and in each case subject to regulatory approval. For HNC Statutory Trust II, III and IV, East Penn Statutory Trust I and Willow Grove Statutory Trust I, the Corporation also may redeem the debentures, in whole or in part, at the stated optional redemption dates (after five years from the issuance date) and quarterly thereafter, subject to regulatory approval if required. The optional redemption price is equal to 100% of the principal amount of the debentures being redeemed plus accrued and unpaid interest on the debentures to the redemption date. For Harleysville Statutory Trust I, the Corporation may redeem the debt securities, in whole or in part, at the stated optional redemption date of February 22, 2011 and semi-annually thereafter, subject to regulatory approval if required. The redemption price on February 22, 2011 is equal to 105.10% of the principal amount, and declines annually to 100.00% on February 22, 2021 and thereafter, plus accrued and unpaid interest on the debentures to the redemption date. The Corporation’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Corporation of the Trust’s obligations under the trust preferred securities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 11—Borrowings (Continued)
     The following table is a summary of the subordinated debentures as of December 31, 2009 as originated by the Corporation and assumed from the acquisitions of Willow Financial and East Penn Financial:

	Principal	Principal
	Amount of	Amount of Trust
	Subordinated	Preferred
Trust Preferred Subordinated Debentures	Debentures	Securities
	(Dollars in thousands)
Issued to Harleysville Statutory Trust I in February 2001, matures in February 2031, interest rate of 10.20% per annum	$5,155	$5,000
Issued to HNC Statutory Trust II in March 2004, matures in April 2034, interest rate of three-month London Interbank Offered Rate (LIBOR) plus 2.70% per annum	20,619	20,000
Issued to HNC Statutory Trust III in September 2005, matures in November 2035, bearing interest at 5.67% per annum through November 2010 and thereafter three-month LIBOR plus 1.40% per annum	25,774	25,000
Issued to HNC Statutory Trust IV in August 2007, matures in October 2037, bearing interest at 6.35% per annum through October 2012 and thereafter three-month LIBOR plus 1.28% per annum	23,196	22,500
Issued to East Penn Statutory Trust I in July 2003, matures in September 2033, interest rate of 6.80% per annum through September 2008 and thereafter at three-month LIBOR plus 3.10% per annum	8,248	8,000
Issued to Willow Grove Statutory Trust I in March 2006, matures in June 2036, interest rate of three-month LIBOR plus 1.31% per annum	25,774	25,000

Total	$108,766	$105,500

Note 12—Income Taxes
Uncertain Tax Positions
     The Corporation recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 12—Income Taxes (Continued)
     A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

(Dollars in thousands)
Balance, January 1, 2008	$249
Statue of limitations expiration related to prior years	(75)
Additions based on tax positions related to the current year	50

Balance, December 31, 2008	224
Statue of limitations expiration related to prior years	(50)
Additions based on tax positions related to the current year	39

Balance, December 31, 2009	$213

     The amount of unrecognized tax benefits at December 31, 2009 and December 31, 2008, included $213,000 and $224,000, respectively, of unrecognized tax benefits which, if ultimately recognized, will reduce the Corporation’s annual effective tax rate.
     The Corporation is subject to income taxes in the U.S. federal jurisdiction, and various states, the majority of activity residing in Pennsylvania. The statue of limitations for Pennsylvania has expired on years prior to 2005. The expiration of the statute of limitations related to the various state income tax returns the Corporation and subsidiaries file, varies by state, and are expected to expire over the term of 2010 through 2014.
     The Corporation’s policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes on the consolidated statements of operations. Penalties are recorded in other expenses, net, and interest paid or received is recorded in interest expense or interest income, respectively, in the consolidated statements of operations. Interest accrued was $35,000, $40,000 and $43,000 as of December 31, 2009, 2008 and 2007, respectively. No penalties have been accrued to date.
The components of income tax (benefit) expense were as follows:

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Current income tax (benefit) expense:
Federal	$(7,514)	$8,473	$15,943
State	109	155	245

Total current income tax (benefit) expense	(7,405)	8,628	16,188

Deferred income tax	(5,652)	(3,553)	(8,916)

Total income tax (benefit) expense	$(13,057)	$5,075	$7,272

     The effective income tax rates of 5.6% for 2009, 16.8% for 2008 and 21.5% for 2007 were less than the applicable federal income tax rate of 35% for each year. The reasons for these differences are as follows:

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Expected income tax (benefit) expense	$(81,292)	$10,707	$12,102
Tax-exempt income net of interest disallowance	(6,515)	(5,925)	(4,707)
Goodwill impairment	75,087	—	—

Other.	(337)	293	(123)

Actual income tax (benefit) expense	$(13,057)	$5,075	$7,272

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 12—Income Taxes (Continued)
     The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	2009		2008
	Asset	Liability	Asset	Liability
		(Dollars in thousands)
Allowance for loan losses	$23,317	$—	$15,272	$—
Bad debt recapture	—	41	—	54
Specific reserves	1,181	—	2,212	—
Lease assets	—	—	—	—
Deferred loan fees	—	1,903	—	2,970
Deferred compensation	2,378	—	3,365	—
Pension	—	—	162	—
Stock-based compensation expense	193	—	54	—
Mortgage servicing rights	—	790	—	545
Depreciation	—	429	—	445
Unrealized loss on investment securities	10,673	—	15,623	—
Net unrealized gain on derivative used for cash flow hedge	—	—	2	—
Purchase accounting adjustments	3,965	—	19,800	—
Deferred gain on sale-leaseback of bank properties	5,169	—	5,760	—
Other-than-temporary impairment on securities	4,710	—	1,963
Net operating loss carryover	4,796	—	575	—
Non-accrual interest	2,998	—	410	—
Other	4,989	—	—	692

Total deferred taxes	$64,369	$3,163	$65,198	$4,706

     The Corporation has approximately $13.8 million of federal net operating losses available to offset future taxable income which were generated by Willow Financial. The losses will expire in 2025 through 2028 and are currently subject to an annual limitation of approximately $8.6 million under Internal Revenue Service Code Section 382.
     The Corporation evaluated its deferred tax asset balance at December 31, 2009 for realizability. Management’s process included the analysis of carryback years and the evaluation of future income projections. Based upon this analysis, Management believes that the deferred tax asset balance at December 31, 2009 is fully realizable. As a result of the acquisition of Willow Financial in 2008, the Corporation recorded a net deferred tax asset of approximately $32.4 million.
Note 13—Pension Plans
Defined Benefit Pension Plan
     The Corporation had a non-contributory defined benefit pension plan covering substantially all employees. The plan’s benefits were based on years of service and the employee’s average compensation during any five consecutive years within the ten-year period preceding retirement. On August 9, 2007, the Board of Directors of the Corporation adopted a resolution to terminate the plan and on May, 31, 2008, the plan was terminated. Employees ceased to accrue additional pension benefits as of December 31, 2007, and pension benefits were not provided under a successor pension plan. All retirement benefits earned in the pension plan as of December 31, 2007 were preserved and all participants became fully vested in their benefits upon plan termination. On July 3, 2008, the Corporation purchased $896,000 of terminal funding annuity contracts for participants in pay status at that time. During 2008, the majority of assets were distributed to those participants that elected lump sum payments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
     In March 2009, the Corporation made a final contribution of $371,000 to the pension plan, which together with the remaining plan assets, was utilized to purchase $435,000 in terminal funding annuity contracts for any remaining participants entering pay status. No further contributions are required to this pension plan.
     The following table summarizes the effect of the pension plan settlement which occurred in 2008:

	Year Ended
	December 31, 2008
	Before	Effect of
	Settlement	Settlement	After Settlement
	(Dollars in thousands)
Assets and obligations:
Vested benefit obligation	$12,226	$(11,831)	$395
Non-vested benefits	—	—	—

Accumulated benefit obligation	12,226	(11,831)	395
Effect of future compensation levels	—	—	—

Projected benefit obligation	$12,226	$(11,831)	$395

Plan assets at fair value	$11,695	$(11,624)	$71
Unrecognized net asset at transition	(33)	32	(1)
Unrecognized net loss (gain) subsequent to transition	1,707	(1,657)	50
Adjustment required to recognize minimum liability	(1,674)	1,625	(49)
(Prepaid)/accrued pension cost	531	(207)	324

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 13—Pension Plans (Continued)
     The Corporation recorded a one-time pre-tax charge related to the pension plan curtailment of approximately $1.9 million in 2007 as detailed in the following table. The curtailment charge was recorded in other expenses in the consolidated statements of operations and impacted the Community Banking and Wealth Management segments.

	Year Ended
	December 31, 2007
	Before	Effect of	After
	Curtailment	Curtailment	Curtailment
	(Dollars in thousands)
Assets and obligations:
Vested benefit obligation	$8,786	$2,557	$11,343
Non-vested benefits	383	148	531

Accumulated benefit obligation	9,169	2,705	11,874
Effect of future compensation levels	3,015	(3,015)	—

Projected benefit obligation	$12,184	$(310)	$11,874

Plan assets at fair value	$10,200	$—	$10,200
Unrecognized net asset at transition	(51)	—	(51)
Unrecognized net loss (gain) subsequent to transition	2,252	(310)	1,942
Adjustment required to recognize minimum liability	—	1,891	1,891
(Prepaid)/accrued pension cost	(217)	1,891	1,674
     The plan’s funded status for the years ended December 31, 2009 and 2008 is as follows:

	2009	2008
	(Dollars in thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$395	$11,874
Service cost	—	—
Interest cost	—	426
Actual (gain) loss	—	(281)
Benefits paid	(395)	(11,624)
Change in assumptions (plan curtailment)	—	—

Benefits obligation at end of year	$—	$395

Change in plan assets:
Fair value of plan assets at beginning of year	$71	$10,200
Actual return on plan assets	—	245
Employer contribution	—	1,250
Benefits paid	(71)	(11,624)
Fair value of plan assets at end of year	$—	$71

Funded status at end of year	$—	$(324)

     The accumulated benefit obligation for the defined benefit pension plan was $0 and $395,000 at December 31, 2009 and December 31, 2008, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 13—Pension Plans (Continued)
     Information for the Corporation’s defined benefit pension plan with an accumulated benefit obligation in excess of plan assets follows:

	Year Ended
	December 31,
	2009	2008
	(Dollars in thousands)
Projected benefit obligation	$—	$395
Accumulated benefit obligation	—	395
Fair value of plan assets	—	71

	Year Ended
Weighted-average assumptions used to determine	December 31,
pension plan obligations as of December 31,	2009	2008	2007
Discount rate	n/a	4.75%	4.75%
Rate of compensation increase	n/a	0.00%	0.00%

	Year Ended
Weighted-average assumptions used to determine	December 31,
pension plan net periodic benefit cost as of December 31,	2009	2008	2007
Discount rate	n/a	4.75%	6.00%
Expected return on plan assets	n/a	4.75%	6.00%
Rate of compensation increase	n/a	0.00%	4.00%

	Year Ended
	December 31,
Components of net periodic benefit expense	2009	2008	2007
	(Dollars in thousands)
Service cost	$—	$—	$1,166
Interest cost	—	426	683
Expected return on plan assets	—	(349)	(600)
Amortization of unrecognized net actuarial losses	—	41	76

Net periodic benefit expense	$—	$118	$1,325

     The pension plan assets were previously invested with a growth and income strategy with a target asset allocation of 60% equity and 40% fixed income securities. This allocation was changed to a preservation of capital objective pursuant to the decision to terminate the plan. In 2007, the pension plan equity reduction strategy was implemented along with a re-allocation of fixed income securities and cash equivalents in preparation for the 2008 distribution to participants.
     The Corporation’s pension plan weighted-average asset allocations by asset category are as follows:

	Percentageof
	Plan Assets at
	December 31,
	2009	2008
Asset Category
Cash and cash equivalents	n/a	100.0%

Total	n/a	100.0%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 13—Pension Plans (Continued)
Supplemental Benefit Plans
     The Corporation maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit up to 50% of their average annual compensation upon retirement, thereafter offset by the employer’s share of social security, defined benefit pension and available employer’s 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years. The Corporation’s liability under these agreements is being accrued over the participants’ remaining service period. The accrued benefit obligation as of December 31, 2009 and 2008 was $5.2 million and $5.1 million, respectively.
     In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed an obligation under the East Penn Supplemental Executive Retirement Plan which provides for a fixed payment to the covered employee beginning at age 62 with a 15 year benefit period. The pre-retirement death benefit is the accrued benefit. The liability for this agreement has been fully accrued. The accrued benefit obligation as of December 31, 2009 and 2008 was $595,000 and $594,000, respectively.
     In connection with the acquisition of Willow Financial in 2008, the Corporation assumed obligations under the Willow Financial Supplemental Executive Retirement Plan covering seven executives. Upon the effective date of the Willow Financial acquisition, each individual’s interest in the plan became fully vested. The accrued obligation as of December 31, 2009 was $249,000. This balance represents the balance for one executive who elected to receive five annual payments commencing in February 2009. As a result of the Willow Financial acquisition, the Corporation also assumed the Willow Financial Directors’ Retirement Plan (Directors’ Plan) and the Willow Financial Presidents’ Supplemental Retirement Agreement (Presidents’ Plan). The Directors’ Plan provides for a fixed monthly payment for a 10-year period beginning in June 2009 to the participating former Willow Financial directors. The Presidents’ Plan for a former President provides for a fixed monthly payment through February 2016. The accrued liability of the Directors’ Plan was $0 at December 31, 2009 as the Corporation purchased and funded annuity contracts in the name of each individual director during 2009. The accrued liability of the President’s Plan was $516,000 at December 31, 2009.
Defined Contribution Plan
     The Corporation maintains a 401(k) defined contribution retirement savings plan which allows employees to contribute a portion of their compensation on a pre-tax and/or after-tax basis in accordance with specified guidelines. Prior to January 1, 2008, the Corporation matched 50% of pre-tax employee contributions up to a maximum of 3%. Effective January 1, 2008, in addition to the company match up to a maximum of 3%, all eligible employees began receiving a company funded basic contribution to the 401(k) plan equal to 2% of eligible earnings. On March 12, 2009, the Corporation’s Board of Directors approved an amendment to the 401(k) plan providing for the suspension of the Corporation’s basic and matching contributions effective for the April 17, 2009 employee bi-weekly pay period until further notice by the Board of Directors. The Corporation estimated suspension of employer contributions resulted in retirement-related expense savings of approximately $1.8 million during 2009. Contributions charged to earnings for 2009 were $686,000. For 2008, the Company funded 401(k) match contribution was $931,000 and the basic company funded 401(k) contribution was $822,000 for a total of $1.8 million in contributions charged to earnings. Contributions charged to earnings for 2007 were $742,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 13—Pension Plans (Continued)
Willow Financial Bank Employee Stock Ownership Plan
     In connection with the acquisition of Willow Financial on December 5, 2008, the Corporation assumed the Willow Financial Bank 401(k)/ Employee Stock Ownership Plan (ESOP). As of December 5, 2008, the 401(k)/ESOP was frozen with termination and final distributions pending approval by the appropriate regulatory authorities. No additional contributions to the plan will be accepted, but loan repayments by participants are permitted. At December 5, 2008, the ESOP portion of the plan had two outstanding loans with a total principal balance of $4.2 million due to Willow Financial Bancorp, Inc. The shares originally purchased with the loan funds were held in a suspense account for allocation among the participants as the loans are repaid. Shares released from the loan collateral were in an amount proportional to repayment of the original ESOP loans.
Note 14—Authorized Shares of Common Stock , Dividend Reinvestment and Stock Purchase Plan and Stock Repurchase Program
     On May 12, 2009, the Corporation amended its Articles of Incorporation to increase the number of authorized shares of the Corporation’s common stock, par value, $1.00 per share, from 75,000,000 to 200,000,000 shares. The amendment was previously approved and adopted by the Corporation’s shareholders at the annual meeting of shareholders held on April 28, 2009.
     On March 12, 2009, the Corporation’s Board of Directors approved amendments to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (DRIP) designed to provide additional benefits for existing shareholders. Beginning April 6, 2009, shareholders could reinvest all or part of their dividends in additional shares of common stock or make additional cash investments for a minimum of $100 and up to $100,000 per calendar quarter, an increase from the prior quarterly limitation of $5,000. In addition, beginning April 6, 2009, existing shareholders could receive a ten percent discount to the market price of the Corporation’s shares on the date shares are purchased. The ten percent discount to the market price was available for all investments made in the Corporation’s shares through the Corporation’s DRIP. This action was part of the Corporation’s ongoing capital enhancement program. On April 28, 2009, the Board of Directors suspended the DRIP until further notice.
     The Corporation has a stock repurchase program that permits the repurchase of up to five percent of its outstanding common stock. The repurchased shares are used for general corporate purposes. On May 12, 2005, the Board of Directors authorized a plan to purchase up to 1,416,712 shares (adjusted for five percent stock dividend paid on September 15, 2006 and September 15, 2005) or 4.9% of its outstanding common stock. As of December 31, 2009, the maximum number of shares that may yet be purchased under the plan is 731,761. The Corporation is precluded from purchasing its outstanding common stock under the terms of the merger agreement with First Niagara.
Note 15—Stock-Based Compensation
     The Corporation has four shareholder approved fixed stock option plans that allow the Corporation to grant options up to an aggregate of 3,797,861 shares of common stock to key employees and directors. At December 31, 2009, 2,572,785 stock options had been granted under the stock option plans. The options have a term of ten years when issued and typically vest over a five-year period. The options granted during 2008 have a term of seven years and vest over three years. The exercise price of each option is the market price of the Corporation’s stock on the date of grant. Additionally, at December 31, 2009 the Corporation had 556,506 assumed stock options from the Willow Financial acquisition completed in 2008. The options have a term of ten years and are exercisable at prices ranging from $5.19 to $22.34. Also, at December 31, 2009, the Corporation had 25,480 assumed stock options from the East Penn Financial acquisition completed in 2007. The options have a term of ten years and are exercisable at prices ranging from $5.94 to $13.07.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 15—Stock-Based Compensation (Continued)
     The Corporation recognizes compensation expense for stock options over the requisite service period based on the grant-date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates. For the year ended December 31, 2009, there were no options granted. Grants subject to a service condition were awarded in 2008 while grants subject to a market condition were awarded in 2007.
     For grants subject to a service condition, the Corporation utilizes the Black-Scholes option-pricing model to estimate the fair value of each option on the date of grant. The Black-Scholes model takes into consideration the exercise price and expected life of the options, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. The fair value of options granted with a service condition were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions based on historical data for grants in 2008: weighted-average dividend yield of 5.74%; weighted-average expected volatility of 44.31%, weighted average risk-free interest rate of 2.40% and a weighted-average expected life of 6.20 years.
     For grants subject to a market condition that were awarded in 2007, the Corporation utilized a Monte Carlo simulation to estimate the fair value and determine the derived service period. Compensation is recognized over the derived service period with any unrecognized compensation cost immediately recognized when the market condition is met. These awards vest when the Corporation’s common stock reaches targeted average trading prices for 30 days within five years from the grant date. Vesting cannot commence before six months from the grant date. The term and exercise price of the options are the same as previously mentioned. The fair value and derived service period (the median period in which the market condition is met) were determined using a Monte Carlo simulation with the following assumptions: weighted average dividend yield of 4.59% based on historical data, weighted-average expected volatility of 32.65% based on historical data, risk-free rate of 4.54% to 5.17%, weighted average expected life of 6.04 years and a uniform post-vesting exercise rate (mid-point of vesting and contractual term).
     Expected volatility is based on the historical volatility of the Corporation’s stock over the expected life of the grant. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury strip rate in effect at the time of the grant. The life of the option is based on historical factors which include the contractual term, vesting period, exercise behavior and employee terminations.
     Stock based compensation expense is based on awards that are ultimately expected to vest and therefore has been reduced for estimated forfeitures. The Corporation estimates forfeitures using historical data based upon the groups identified by management. Stock-based compensation expense was $308,000, $136,000 and $118,000 for 2009, 2008, and 2007, respectively.
     The Corporation has the following shareholder approved fixed stock option plans that are maintained to advance the development, growth and financial condition of the Corporation as described below. In connection with the acquisition of Willow Financial in 2008, the Corporation assumed all obligations under the Willow Financial 1999 and 2002 Stock Option Plans, as well as obligations that remained open under the Willow Grove Bank and Chester Valley Bank stock option plans at the effective time of the merger. The Plans provided options grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Independent Director Stock Option Plan and the 1999 Stock Incentive Plan. In connection with the acquisition of Millennium Bank in 2004, the Corporation assumed all obligations under the Millennium Bank Stock Compensation Program. All share information has been adjusted to reflect stock dividends. For additional information on the accounting for share-based compensation plans, see Note 2, “Significant Accounting Policies—Stock-Based Compensation.”

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 15—Stock-Based Compensation (Continued)
     1998 Independent Directors Stock Option Plan: This plan provides that shares of the Corporation’s stock be issued to non-employee directors. At December 31, 2009, there were 201,962 stock options outstanding under the plan. The plan expired on October 8, 2008; therefore, no further stock options may be awarded under the plan.
     East Penn Financial 1999 Independent Director Stock Option Plan Converted to Harleysville Stock Options: In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Independent Director Stock Option Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to pro-ration parameters outlined in the merger agreement. Stock options totaling 23,548 were assumed on the effective date of the merger. A total of 19,343 stock options remained outstanding under the plan at December 31, 2009. No further stock options may be granted under the plan.
     1993 Stock Incentive Plan: This plan provides that shares of the Corporation’s common stock be issued to certain employees of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. No stock options remain available for grant under the 1993 Stock Incentive Plan. At December 31, 2009, there were 7,855 stock options outstanding under the plan.
     1998 Stock Incentive Plan: This plan provides that shares of the Corporation’s common stock be issued to certain employees of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. The plan expired on October 8, 2008; therefore, no future stock options may be awarded under the plan. At December 31, 2009, there were 517,452 options outstanding under the plan.
     2004 Omnibus Stock Incentive: This plan provides that shares of the Corporation’s common stock be issued to certain employees and/or directors of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. During 2009, no stock options were granted under the plan. As of December, 31, 2009, stock options of 914,752 remained available for grant. At December 31, 2009, there were 242,873 stock options outstanding under the plan.
     Millennium Bank Stock Compensation Program Converted to Harleysville Stock Options: In connection with the acquisition of Millennium Bank in 2004, the Corporation assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to pro-ration parameters outlined in the merger agreement. Stock options totaling 328,327 were assumed on the effective date of the merger. In conjunction with the sale of Cumberland Advisors, Inc. which took place in 2005, 36,209 non-qualified performance based stock options were cancelled. No stock option awards remain outstanding and exercisable under the program at December 31, 2009. No further stock options may be granted under the program.
     East Penn Financial 1999 Stock Incentive Plan Converted to Harleysville Stock Options: In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Stock Incentive Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to pro-ration parameters outlined in the merger agreement. Stock options totaling 1,932 were assumed on the effective date of the merger. A total of 1,092 stock options remained outstanding under the plan at December 31, 2009. No further stock options may be granted under the plan.
     Willow Financial Bancorp Stock Incentive Plans: In connection with the acquisition of Willow Financial Bancorp in 2008, the Corporation assumed all obligations under Willow’s 1999 and 2002 Stock Option Plans, as

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 15—Stock-Based Compensation (Continued)
well as obligations that remained open under the Willow Grove Bank and Chester Valley Bank stock option plans at the effective time of the merger. The Plans provided stock options grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, 556,506 stock options were converted according to proration parameters outlined in the merger agreement. At December 31, 2009, a total of 410,983 stock options remained outstanding and exercisable under the plan. No further stock options may be granted under the plans.
     A summary of option activity under the Corporation’s stock option plans as of December 31, 2009 and changes during the year then ended is presented in the following table.

			Weighted-
			Average
			Remaining
		Weighted-	Contractual	Aggregate
		Average Exercise	Term	Intrinsic Value
Options	Shares	Price	(in years)	(in thousands)
Outstanding at January 1, 2009	1,648,723	$15.28
Granted	—	—
Exercised	(112,010)	7.41
Forfeited (unvested)	(5,065)	16.94
Cancelled (vested)	(130,089)	15.45

Outstanding at December 31, 2009	1,401,559	$15.89	3.44	$1

Exercisable at December 31, 2009	1,227,214	$16.08	3.05	$1

     The weighted-average grant-date fair value of options granted during the years ended December 31, 2008 and 2007 were $3.54 and $3.73, respectively. There were no options granted during 2009. The total intrinsic value of options exercised during the years ended December 31, 2009, 2008 and 2007 were $142,000, $890,000, and $514,000, respectively. Intrinsic value is measured using the fair market value price of the Corporation’s common stock less the applicable exercise price.
     A summary of the status of the Corporation’s nonvested shares as of December 31, 2009 is as follows:

		Weighted-Average
		Grant-Date Fair
Nonvested Shares	Shares	Value
Nonvested at January 1, 2009	263,664	$3.74

Granted	—	—

Vested	(84,254)	3.97

Forfeited	(5,065)	4.44

Nonvested at December 31, 2009	174,345	$3.61

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 15—Stock-Based Compensation (Continued)
     As of December 31, 2009, there was a total of $531,000 of unrecognized compensation cost related to nonvested awards under stock option plans. This cost is expected to be recognized over a weighted-average period of 1.9 years. The total fair value of shares vested during the years ended December 31, 2009, 2008 and 2007 were $334,000, $2.2 million (includes $2.0 million from Willow Financial acquisition) and $356,000, respectively. The tax benefit realized for the tax deductions from option exercises totaled $50,000, $305,000 and $119,000 for 2009, 2008, and 2007, respectively.
     In addition, the Corporation maintains the Harleysville National Corporation Stock Bonus Plan to award employees in recognition of exemplary service during each calendar year. The Corporation’s Board of Directors authorized the registration of 70,354 shares of common stock for issuance under this plan in December 1996. The Stock Bonus Plan is administered by the Compensation Committee of the Corporation. The committee annually determines, in its sole discretion, the amount of shares the Corporation awards. No shares were awarded during 2009. As of December 31, 2009, a total of 22,695 shares remained available for awards under the plan.
Note 16—(Loss) Earnings Per Share
     The calculations of basic and diluted (loss) earnings per share are presented below. See Note 1 of the consolidated financial statements for a discussion on the calculation of earnings per share.

	Year Ended December 31,
	2009	2008	2007
		(Dollars in thousands, except
		per share information)
Basic (loss) earnings per share
Net (loss) income available to common shareholders	$(219,475)	$25,093	$26,595
Weighted average common shares outstanding	43,078,543	32,201,150	29,218,671
Basic (loss) earnings per share	$(5.09)	$0.78	$0.91
Diluted (loss) earnings per share
Net (loss) income available to common shareholders and assumed conversions	$(219,475)	$25,093	$26,595
Weighted average common shares outstanding	43,078,543	32,201,150	29,218,671
Dilutive potential common shares(1),(2)	—	162,987	241,227

Total diluted weighted average common shares outstanding	43,078,543	32,364,137	29,459,898
Diluted (loss) earnings per share	$(5.09)	$0.78	$0.90

(1)	Includes incremental shares from assumed conversions of stock options.

(2)	Antidilutive options have been excluded in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of the common stock. For 2009, 2008, and 2007, there were 1,396,513, 1,037,645 and 475,952 anti-dilutive options at an average price of $15.92, $18.79 and $23.44 per share, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 17—Comprehensive Income (Loss) Income and Accumulated Other Comprehensive (Loss) Income
     The components of other comprehensive (loss) income are as follows:

	Before	Tax	Net of
For the year ended December 31, 2009	tax amount	Benefit (Expense)	taxamount
		(Dollars in thousands)
Net unrealized gains on available for sale securities:
Net unrealized holding gains arising during period	$16,159	$(5,656)	$10,503
Less reclassification adjustment for net gains on sales of available for sale securities realized in net loss	11,416	(3,996)	7,420
Less reclassification adjustment for other-than-temporary impairment of available for sale securities recognized in net loss	(9,399)	3,290	(6,109

Net unrealized gains	14,142	(4,950)	9,192
Change in fair value of derivatives used for cash flow hedges	4	(1)	3

Other comprehensive income, net	$14,146	$(4,951)	$9,195

	Before	Tax	Net of
For the year ended December 31, 2008	taxamount	Benefit (Expense)	tax amount
		(Dollars in thousands)
Net unrealized losses on available for sale securities:
Net unrealized holding losses arising during period	$(40,146)	$14,051	$(26,095)
Less reclassification adjustment for net gains on sales of available for sale securities realized in net income	2,642	(925)	1,717
Less reclassification adjustment for other-than-temporary impairment of available for sale securities recognized in net income	(1,923)	673	(1,250)

Net unrealized losses	(40,865)	14,303	(26,562)
Change in fair value of derivatives used for cash flow hedges	171	(60)	111

Other comprehensive loss, net	$(40,694)	$14,243	$(26,451)

	Before	Tax	Net of
For the year ended December 31,2007	tax amount	(Expense) Benefit	tax amount
		(Dollars in thousands)
Net unrealized gains on available for sale securities:
Net unrealized holding gains arising during period	$4,856	$(1,700)	$3,156
Less reclassification adjustment for net gains realized in net income	1,187	(415)	772
Less reclassification adjustment for other-than-temporary impairment of available for sale securities recognized in net income	(55)	19	(36)

Net unrealized gains	3,724	(1,304)	2,420
Change in fair value of derivatives used for cash flow hedges	(643)	225	(418)
Reversal of FAS 158 adjustment due to defined benefit pension plan curtailment	2,361	(826)	1,535

Other comprehensive income, net	$5,442	$(1,905)	$3,537

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 17—Comprehensive (Loss) Income and Accumulated Other Comprehensive (Loss) Income (Continued)
The components of other accumulated other comprehensive (loss) income, net of tax, which is a component of shareholders’ equity were as follows:

		Net Change in
	Net Unrealized	Fair Value of	Net Change	Transition Asset	Accumulated
	(Losses) Gains	Derivatives Used	Related to	Related to	Other
	on Available For	for Cash Flow	Defined Benefit	Defined Benefit	Comprehensive
	Sale Securities	Hedges	Pension Plan	Pension Plan	(Loss) Income
Balance, December 31, 2006	$(4,872)	$304	$(1,579)	$44	$(6,103)
Net Change	2,420	(418)	1,579	(44)	3,537

Balance, December 31, 2007	(2,452)	(114)	—	—	(2,566)
Net Change	(26,562)	111	—	—	(26,451)

Balance, December 31, 2008	(29,014)	(3)	—	—	(29,017)
Net Change	9,192	3	—	—	9,195

Balance, December 31, 2009	$(19,822)	$—	$—	$—	$(19,822)

Note 18—Segment Information
     The Corporation operates two main lines of business along with several other operating segments. Operating segments are components of an enterprise, which are evaluated regularly by the chief operating decision-maker in deciding how to allocate and assess resources and performance. The Corporation’s chief operating decision-maker is the President and Chief Executive Officer. The Corporation has determined it has two reportable business segments: Community Banking and Wealth Management.
     The Community Banking segment provides financial services to consumers, businesses and governmental units primarily in eastern Pennsylvania. These services include full-service banking, comprised of accepting time and demand deposits, making secured and unsecured commercial loans, mortgages, consumer loans, and other banking services. The treasury function income is included in the Community Banking segment, as the majority of effort and activity of this function is related to this segment. Primary sources of income include net interest income and service fees on deposit accounts. Expenses include costs to manage credit and interest rate risk, personnel, and branch operational and technical support.
     The Wealth Management segment includes: trust and investment management services, providing investment management, trust and fiduciary services, estate settlement and executor services, financial planning, and retirement plan and institutional investment services; employee benefits services; and the Cornerstone Companies, registered investment advisors for high net worth, privately held business owners, wealthy families and institutional clients. Major revenue component sources include investment management and advisory fees, trust fees, estate and tax planning fees, brokerage fees, and insurance related fees. Expenses primarily consist of personnel and support charges. Additionally, the Wealth Management segment includes an inter-segment credit related to trust deposits which are maintained within the Community Banking segment using a transfer pricing methodology.
     The Corporation has also identified several other operating segments. These operating segments within the Corporation’s operations do not have similar characteristics to the Community Banking or Wealth Management segments and do not meet the quantitative thresholds requiring separate disclosure. These non-reportable segments include HNC Reinsurance Company, HNC Financial Company, and the parent holding company and are included in the “Other” category.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 18—Segment Information (Continued)
     Information about reportable segments and reconciliation of the information to the consolidated financial statements follows:

	Community	Wealth		Consolidated
	Banking	Management	All Other	Totals
			(Dollars in thousands)
Year Ended December 31, 2009
Net interest income (expense)	$134,867	$304	$(5,298)	$129,873
Provision for loan losses	58,321	—	—	58,321
Noninterest income	46,144	18,202	(688)	63,658
Noninterest expense	348,064	18,868	810	367,742

(Loss) income before income taxes	(225,374)	(362)	(6,796)	(232,532)
Income tax (benefit) expense	(11,199)	(63)	(1,795)	(13,057)

Net (loss) income	$(214,175)	$(299)	$(5,001)	$(219,475)

Assets	$5,145,346	$35,146	$7,304	$5,187,796

	Community	Wealth		Consolidated
	Banking	Management	All Other	Totals
			(Dollars in thousands)
Year Ended December 31, 2008
Net interest income (expense)	$109,030	$280	$(5,170)	$104,140
Provision for loan losses	15,567	—	—	15,567
Noninterest income	27,175	18,689	353	46,217
Noninterest expense	86,852	16,869	901	104,622

Income (loss) before income taxes (benefit)	33,786	2,100	(5,718)	30,168
Income taxes (benefit)	6,138	833	(1,896)	5,075

Net income (loss)	$27,648	$1,267	$(3,822)	$25,093

Assets	$5,447,646	$30,437	$12,426	$5,490,509

	Community	Wealth		Consolidated
	Banking	Management	All Other	Totals
			(Dollars in thousands)
Year Ended December 31, 2007
Net interest income (expense)	$84,563	$451	$(2,580)	$82,434
Provision for loan losses	10,550	—	—	10,550
Noninterest income	23,947	18,658	733	43,338
Noninterest expense	64,751	15,744	860	81,355

Income (loss) before income taxes (benefit)	33,209	3,365	(2,707)	33,867
Income taxes (benefit)	6,917	1,502	(1,147)	7,272

Net income (loss)	$26,292	$1,863	$(1,560)	$26,595

Assets	$3,862,378	$25,572	$15,051	$3,903,001

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies disclosed in Note 2 of the consolidated financial statements. Consolidating adjustments reflecting certain eliminations of inter-segment revenues, cash and investment in subsidiaries are included in the “All Other” segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 19—Lease Commitments and Contingent Liabilities
  Lease Commitments
     Lease commitments for equipment and banking locations expire intermittently over the years through 2037. As a part of the acquisition of Willow Financial, the Corporation assumed 28 additional leases with intermittent expirations through 2027. Most banking location leases require the lessor to pay insurance, maintenance costs, and property taxes. In December 2007, the Corporation sold its headquarters property along with fourteen branch properties and entered into a sale-leaseback agreement with the purchaser. At December 31, 2009, the remaining term of these leases was 13 years with options to renew for up to forty additional years. Approximate minimum rental commitments for non-cancelable operating leases at December 31, 2009, are as follows:

Minimum Lease
Payments
(Dollars
in thousands)
For the year ending:
2010	$9,919
2011	9,548
2012	8,699
2013	8,470
2014	7,977
Thereafter	56,660

Total	$101,273

     Total rent expense amounted to $8.2 million, $5.6 million and $3.2 million for the years ended December 31, 2009, 2008 and 2007, respectively.
  Other
     As a result of the acquisition of Willow Financial, the Corporation recorded a liability in purchase accounting of $2.7 million, of which $536,000 is remaining at December 31, 2009, in connection with certain legal contingencies which existed prior to the acquisition. The amount accrued represents estimated settlement and legal costs on ongoing litigation assumed from Willow Financial. There can be no assurance that any of the outstanding legal proceedings to which the Corporation is a party as a successor in interest to Willow Financial will not be decided adversely to the Corporation’s interests and have a material effect on the financial condition and operations of the Corporation.
     Management, based on consultation with the Corporation’s legal counsel, is not aware of any litigation that would have a material adverse effect on the consolidated financial position of the Corporation. Except as noted above, there are no proceedings pending other than the ordinary routine litigation incident to the business of the Corporation. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation by government authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 20—Financial Instruments with Off-Balance Sheet Risk
     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.
     The Bank records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Bank has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Bank may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Bank elects not to apply hedge accounting.
     The Bank’s maximum exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amounts of those instruments. The Bank uses the same stringent credit policies in extending these commitments as they do for recorded financial instruments and controls exposure to loss through credit approval and monitoring procedures. These commitments often expire without being drawn upon and often are secured with appropriate collateral; therefore, the total commitment amount does not necessarily represent the actual risk of loss or future cash requirements.
     The Bank offers commercial, mortgage and consumer credit products to its customers in the normal course of business. These products represent a diversified credit portfolio and are generally issued to borrowers within the Bank’s branch office systems in eastern Pennsylvania. The ability of the customers to repay their credits is, to some extent, dependent upon the economy in the Bank’s market areas.
     The approximate contract amounts are as follows:

	Total Amount
	Committed at
	December 31,
Commitments	2009	2008
	(Dollars in thousands)
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$677,388	$995,125
Standby letters of credit and financial guarantees written	40,040	34,806
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
Interest rate swap agreements	208,036	124,214
Interest rate cap agreements	—	200,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 20—Financial Instruments with Off-Balance Sheet Risk (Continued)
     Standby letters of credit expire as follows: $34.7 million in one year or less, $2.4 million after one year through three years, $69,000 after three years through five years and $2.9 million after five years.
     The table below presents the fair value of the Bank’s derivative financial instruments as well as their classification on the consolidated balance sheets as of December 31, 2009 and December 31, 2008:

		Asset Derivatives				Liability Derivatives
(Dollars in
thousands)	As of December 31, 2009		As of December 31, 2008		As of December 31, 2009		As of December 31, 2008
	Balance Sheet		Balance Sheet		Balance Sheet		Balance Sheet
	Classification	Fair Value	Classification	Fair Value	Classification	Fair Value	Classification	Fair Value
Derivatives designated as hedging instruments
Interest Rate Products	Other Assets	$—	Other Assets	$—	Other Liabilities	$209	Other Liabilities	$347

Total derivatives designated as hedging instruments		$—		$—		$209		$347

Derivatives not designated as hedging instruments Interest Rate Products	Other Assets	$3,102	Other Assets	$4,523	Other Liabilities	$3,537	Other Liabilities	$5,294

Total derivatives not designated as hedging instruments		$3,102		$4,523		$3,537		$5,294

     The Bank is exposed to changes in the fair value of certain of its fixed rate assets due to changes in benchmark interest rates. The Bank uses interest rate swaps to manage its exposure to changes in fair value on these instruments attributable to changes in the benchmark interest rate. Interest rate swaps designated as fair value hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Bank making fixed-rate payments over the life of the agreements without the exchange of the underlying notional amount. As of December 31, 2009, the Bank had a fair value hedge in the form of an interest rate swap with a current notional amount of $1.8 million which matures in 2017. In addition, four fair value hedges with current notional amounts totaling $7.0 million were acquired from Willow Financial with maturity dates ranging from 2013 to 2016. These swaps do not qualify for hedge accounting treatment and thus all changes in the fair value of the derivatives is recorded in the consolidated statements of operations. As such, based on the increase in the market value of these interest rate swaps, the Corporation recognized a gain of $349,000 in other income in the consolidated statement of operations for 2009.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 20—Financial Instruments with Off-Balance Sheet Risk (Continued)
     For derivatives designated and that qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in earnings. The Bank includes the gain or loss on the hedged items in the same line item as the offsetting loss or gain on the related derivatives.
     Derivatives not designated as hedges are not speculative and result from a service the Bank provides to certain customers. The Bank executes interest rate swaps with commercial banking customers to facilitate their respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting interest rate swaps that the Bank executes with a third party, such that the Bank minimizes its net risk exposure resulting from such transactions. As the interest rate swaps associated with this program do not meet the strict hedge accounting requirements, changes in the fair value of both the customer swaps and the offsetting swaps are recognized directly in earnings. As of December 31, 2009, the Bank had 48 interest rate swaps with an aggregate current notional amount of $199.0 million related to this program with maturity dates ranging from 2010 to 2018.
     The tables below present the effect of the Bank’s derivative financial instruments on the consolidated statements of operations for the years ended December 31, 2009 and 2008:

		Gain/(Loss) Recognized on Derivative
Derivatives in Fair Value Hedging Relationships		Year Ended December 31,
(Dollars in thousands)	Classification of Gain/(Loss) Recognized on Derivative	2009	2008
Interest Rate Products	Interest income	$(93)	$(81)

Total		$(93)	$(81)

		Gain/(Loss) Recognized on Derivative
Derivatives Not Designated as Hedging Instruments		Year Ended December 31,
(Dollars in thousands)	Classification of Gain/(Loss) Recognized on Derivative	2009	2008
Interest Rate Products	Interest income	$(294)	$—
	Other income	337	18

Total		$43	$18

     The Bank is exposed to certain risks arising from both its business operations and economic conditions. The Bank principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Bank manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Bank enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Bank’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Bank’s known or expected cash receipts and its

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 20—Financial Instruments with Off-Balance Sheet Risk (Continued)
known or expected cash payments principally related to certain variable rate loan assets and variable rate borrowings.
     The Bank has agreements with each of its derivative counterparties that contain a provision where if the Bank defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Bank could also be declared in default on its derivative obligations. The Bank has agreements with some of its derivative counterparties that contain provisions that require the Bank’s debt to maintain an investment grade credit rating from each of the major credit rating agencies. If the Bank’s credit rating is reduced below investment grade then, the Bank may be required to fully collateralize its obligations under the derivative instrument. Certain of the Bank’s agreements with some of its derivative counterparties contain provisions where if a specified event or condition occurs that materially changes the Bank’s creditworthiness in an adverse manner, the Bank may be required to fully collateralize its obligations under the derivative instrument. The Bank has agreements with certain of its derivative counterparties that contain a provision where if the Bank fails to maintain its status as a well / adequate capitalized institution, then the Bank could be required to settle its obligation under the agreements.
     As of December 31, 2009, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $3.9 million. As of December 31, 2009, the Bank has minimum collateral posting thresholds with certain of its derivative counterparties and has posted collateral of $4.1 million against its obligations under these agreements.
     The Bank also had commitments with customers to extend mortgage loans at a specified rate at December 31, 2009 and December 31, 2008 of $31.1 million and $36.4 million, respectively and commitments to sell mortgage loans at a specified rate at December 31, 2009 and December 31, 2008 of $69.0 million and $53.1 million, respectively. The commitments are accounted for as a derivative and recorded at fair value. The Bank estimates the fair value of these commitments by comparing the secondary market price at the reporting date to the price specified in the contract to extend or sell the loan initiated at the time of the loan commitment. At December 31, 2009, the Corporation had commitments with a positive fair value of $1.4 million and negative fair value of $38,000 which was recorded as other income At December 31, 2008, the Corporation had commitments with a positive fair value of $274,000 and negative fair value of $48,000 which was recorded as other income.
Note 21—Regulatory Capital
     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
     On May 28, 2009, the Bank was advised that the Office of the Comptroller of the Currency (“OCC”) has established higher minimum capital ratios for the Bank than the minimum and well capitalized ratios generally applicable to banks under current regulations. To be “well capitalized,” banks generally must maintain a Tier 1 leverage ratio of at least 5%, a Tier 1 risk based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. In the case of the Bank, however, the OCC has established individual minimum capital ratios (“IMCR”) requiring a Tier 1 leverage ratio of at least eight percent (8%) of adjusted total assets, a Tier 1 risk-based capital ratio of at least ten percent (10%) and a total risk-based capital ratio of at least twelve percent (12%).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 21—Regulatory Capital (Continued)

					To Be Well
					Capitalized
					Under Prompt
			For Capital		Corrective
	Actual		Adequacy Purposes		Action Provision
As of December 31, 2009	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Total Capital (to risk weighted assets):
Corporation	$369,864	10.64%	$278,120	8.00%	$347,650	10%
Harleysville National Bank	403,732	11.65%	277,302	8.00%	346,628	10%
Tier 1 Capital (to risk weighted assets):
Corporation	326.121	9.38%	139,060	4.00%	208,590	6%
Harleysville National Bank	360,115	10.39%	138,651	4.00%	207,977	6%
Tier 1 Capital (to average assets):
Corporation	326,121	6.33%	205,934	4.00%	257,418	5%
Harleysville National Bank	360,115	7.01%	205,399	4.00%	256,749	5%

					To Be Well
					Capitalized
					Under Prompt
			For Capital		Corrective
	Actual		Adequacy Purposes		Action Provision
As of December 31, 2008	Amount	Ratio	Amount	Ratio	Amount	Ratio
				(Dollars in thousands)
Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%	$346,333	8.00%	$432,917	10%
Harleysville National Bank	370,552	8.58%	345,536	8.00%	431,920	10%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%	173,167	4.00%	259,750	6%
Harleysville National Bank	320,497	7.42%	172,768	4.00%	259,152	6%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%	163,315	4.00%	204,144	5%
Harleysville National Bank	320,497	7.88%	162,689	4.00%	203,361	5%

					To Be Well
					Capitalized
					Under Prompt
			For Capital		Corrective
	Actual		Adequacy Purposes		Action Provision
As of December 31, 2007	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Total Capital (to risk weighted assets):
Corporation	$329,887	10.67%	$247,273	8.00%	$309,091	10%
Harleysville National Bank	312,880	10.16%	246,286	8.00%	307,858	10%
Tier 1 Capital (to risk weighted assets):
Corporation	302,459	9.79%	123,637	4.00%	185,455	6%
Harleysville National Bank	285,452	9.27%	123,143	4.00%	184,715	6%
Tier 1 Capital (to average assets):
Corporation	302,459	8.72%	138,795	4.00%	173,494	5%
Harleysville National Bank	285,452	8.29%	137,722	4.00%	172,153	5%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 21—Regulatory Capital (Continued)
     Pursuant to the federal regulators’ risk-based capital adequacy guidelines, the components of capital are called Tier 1 and Tier 2 capital. For the Corporation, Tier 1 capital is generally common stockholder’s equity and retained earnings adjusted to exclude disallowed goodwill and identifiable intangibles as well as the inclusion of qualifying trust preferred securities. Tier 2 capital for the Corporation is the allowance for loan losses.
     Currently, the Bank’s capital levels are less than those required under the OCC’s newly required minimum individual capital ratios for the Bank. The OCC advised the Bank that it must achieve these ratios by June 30, 2009. The Corporation’s efforts to raise capital prior to the deadline ultimately resulted in the planned merger with First Niagara, which was announced on July 28, 2009. During December 2009, First Niagara entered into a loan transaction with the Corporation to recapitalize the Bank. As of December 31, 2009, the Corporation borrowed the full $50.0 million available under the credit facility from First Niagara which was contributed to the Bank as Tier 1 capital, allowing it to meet the general regulatory capital ratios of a “well capitalized” bank for the first time since September 2008. In connection with the capital infusion, the Office of the Comptroller of the Currency extended the deadline for compliance with the higher IMCR from June 30, 2009 to March 31, 2010, subject to continued compliance with “well capitalized” ratios achieved upon receipt of the First Niagara loan proceeds. Effective March 4, 2010, this deadline was further extended to May 31, 2010, subject to the same conditions.
     In addition, the Corporation elected to reduce and subsequently suspend its cash dividends on its common stock beginning with the third quarter of 2009 and to defer quarterly interest payments on its outstanding subordinated debentures until further notice, beginning with the interest payments that were due on September 15, 2009. These actions were taken to conserve capital.
     At December 31, 2009, the Corporation’s Tier 1 risk-adjusted capital ratio was 9.38%, and the total risk-adjusted capital ratio was 10.64%. Both are above regulatory “well capitalized” requirements, however, the Tier 1 risk-adjusted capital ratio and the total risk-adjusted capital ratio are below the Bank’s newly required IMCR standards of 10.00% and 12.00%, respectively. The leverage ratio consists of Tier 1 capital divided by quarterly average total assets, excluding goodwill and identifiable intangibles. The Corporation’s leverage ratios were 6.33% at December 31, 2009 and 8.19% at December 31, 2008 which were higher than the OCC requirement of 5.00% but less than IMCR requirement of 8% in 2009.
     The National Banking Laws require the approval of the OCC if the total of all dividends declared by a national bank in any calendar year exceed the net profits of the bank (as defined) for that year combined with its retained net profits for the preceding two calendar years. On August 17, 2009, the Board of Directors of the Corporation elected to suspend payment of regular quarterly dividends on its common shares beginning with the dividend for the third quarter of 2009. These actions were taken to conserve capital in light of the impact of continued weak economic conditions.
     Banking regulations limit the amount of investments, loans, extensions of credit and advances that a subsidiary bank can make to an affiliate at any time to 10% and in the aggregate or to a single financial subsidiary, to 20% of the Bank’s capital stock and surplus. These regulations also require that certain covered transactions including a loan, extension of credit or advance to an affiliate be secured by securities having a market value in excess of the amount thereof. At December 31, 2009, the Bank’s investments in the Cornerstone Companies and BeneServ, Inc. (financial subsidiaries) of $32.8 million were in compliance with the limitations and not subject to collateral requirements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements
     Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The Corporation determines the fair value of its financial instruments based on the fair value hierarchy. The Corporation maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Three levels of inputs that may are used to measure fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.
Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Corporation has the ability to access at the measurement date.
Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active for identical or similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 — Unobservable inputs that are supported by little or no market activity and significant to the fair value of the assets or liabilities that are developed using the reporting entities’ estimates and assumptions, which reflect those that market participants would use.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
     A description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the classification of the instruments pursuant to the valuation hierarchy, are as follows:
Securities Available for Sale
     Securities classified as available for sale are reported using Level 1, Level 2 and Level 3 inputs. Level 1 instruments generally include equity securities valued based on quoted market prices in active markets. Level 2 instruments include U.S. government agency obligations, state and municipal bonds, mortgage-backed securities, collateralized mortgage obligations and corporate bonds. For these securities, the Corporation obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things. Level 3 instruments include certain collateralized debt obligations and collateralized mortgage obligations that were valued using a discounted cash flow model prepared by third party investment valuation specialists. All collateralized debt obligations were transferred into Level 3 during 2009 due to lack of observable inputs in the marketplace. See Note 5 — Investment Securities for additional information.
Residential Mortgage Loans Held for Sale
     Residential mortgage loans originated and intended for sale in the secondary market are carried at estimated fair value. The Corporation estimates the fair value of mortgage loans held for sale using current secondary loan market rates. The Corporation has determined that the inputs used to value its mortgage loans held for sale fall within Level 2 of the fair value hierarchy. The Corporation recognized a net loss of $135,000 in other noninterest income in the consolidated statement of operations for 2009 resulting from changes in fair value. The Corporation elected to record mortgage loans held for sale at estimated fair value in December 2008 as a result of the portfolio of loans held for sale acquired from Willow Financial. This election resulted in a fair value adjustment of $215,000 recorded in other noninterest income on the consolidated statement of income in the fourth quarter of 2008. Prior to the fourth quarter of 2008, residential mortgage loans held for sale were carried at lower of cost or market.

Note 22—Fair Value Measurements (Continued)
Derivative Financial Instruments
     Currently, the Corporation uses cash flow hedges, fair value hedges and interest rate caps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates, and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.
     The fair values of interest rate options are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates fell below (rise above) the strike rate of the floors (caps). The variable interest rates used in the calculation of projected receipts on the floor (cap) are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Corporation incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Corporation has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
     Although the Corporation has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2009, the Corporation has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Corporation has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
     The Corporation also has commitments with customers to extend mortgage loans at a specified rate and commitments to sell mortgage loans at a specified rate. These interest rate and forward contracts for mortgage loans originated and intended for sale in the secondary market are accounted for as derivatives and carried at estimated fair value. The Corporation estimates the fair value of the contracts using current secondary loan market rates. The Corporation has determined that the inputs used to value its interest rate and forward contracts fall within Level 2 of the fair value hierarchy.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements (Continued)
     Assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2009 and 2008.

	Fair Value Measurement Using
	Quoted Prices in
(Dollars in thousands)	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable
	Assets/Liabilities	Inputs	Inputs	Assets/Liabilities
As of December 31, 2009	(Level 1)	(Level 2)	(Level 3)	at Fair Value
Assets
Investment securities available for sale:
Obligations of U.S. government agencies and corporations	$—	$503	$—	$503
Obligations of state and political subdivisions	—	220,260	—	220,260
Residential mortgage-backed securities	—	769,095	14,995	784,090
Trust preferred pools/collateralized debt obligations	—	—	9,869	9,869
Corporate bonds	—	2,215	—	2,215
Equity securities	1,216	—	—	21,216

Total investment securities available for sale	1,216	992,073	24,864	1,038,153

Residential mortgage loans held for sale:	—	37,885	—	37,885
Derivatives	—	3,102	—	3,102

Total assets	21,214	$1,033,061	$24,865	$1,079,140

Liabilities
Derivatives	—	$3,746	$—	$3,746
Total liabilities	—	$3,746	$—	$3,746

As of December 31, 2008
Assets
Investment securities available for sale:
Obligations of U.S. government agencies and corporations	$—	$93,894	$—	$93,894
Obligations of state and political subdivisions	—	286,875	—	286,875
Residential mortgage-backed securities	—	705,483	—	705,483
Trust preferred pools/collateralized debt obligations	—	12,715	3,149	15,864
Corporate bonds	—	18,167	—	18,167
Equity securities	21,665	—	—	21,665

Total investment securities available for sale	21,665	1,117,134	3,149	1,141,948

Residential mortgage loans held for sale:	—	17,165	—	17,165
Derivatives	—	4,797	—	4,797

Total assets	$21,665	$1,139,096	$3,149	$1,163,910

Liabilities
Derivatives	$—	$5,689	$—	$5,689
Total liabilities	$—	$5,689	$—	$5,689

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements (Continued)
Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
     The table below presents a reconciliation for assets measured at fair value on a recurring basis for which the Corporate has utilized significant unobservable inputs (Level 3) during the years ended December 31, 2009 and 2008.

(Dollars in thousands)
		Trust preferred		Total Investment
	Residential	pools/		Securities
	mortgage-backed	collateralized debt		Available for
For the Year Ended December 31, 2009	securities	obligations	Corporate bonds	Sale
Balance, January 1, 2009	$—	$3,149	$—	$3,149
Transfers into Level 3	22,264	16,263	58	38,585
Total losses realized:
Included in earnings(1)	(1,315)	(6,495)	(36)	(7,846)
Included in other comprehensive income	(3,497)	(1,769)	—	(5,266)
Sales	—	(1,242)	(22)	(1,264)
Payments	(2,458)	(37)	—	(2,495)

Balance, December 31, 2009	$14,994	$9,869	$—	$24,863

Total losses included in earnings from January 1, 2009 to December 31, 2009 relating to assets still held at December 31, 2009	$(1,315)	$(6,495)	$(36)	$(7,846)

Change in unrealized losses relating to assets still held at December 31, 2009	(3,497)	(1,769)	(22)	(5,288)

For the Year Ended December 31, 2008
Balance, January 1, 2008	$—	$—	$—	$—
Transfers into Level 3	—	5,072	—	5,072
Total losses realized:
Included in earnings(1)	—	(1,923)	—	(1,923)
Included in other comprehensive income	—	—	—	—
Balance, December 31, 2008	$—	$3,149	$—	$3,149

Total losses included in earnings from January 1, 2008 to December 31, 2008 relating to assets still held at December 31, 2008	$—	$(1,923)	$—	$(1,923)

Change in unrealized losses relating to assets still held at December 31, 2008	—	—	—	—

(1)	The loss is reported in net other-than-temporary impairment losses on recognized in operations on available for sale securities in the consolidated statements of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements (Continued)
Assets Measured at Fair Value on a Nonrecurring Basis
     A description of the valuation methodologies and classification levels used for financial instruments measured at fair value on a nonrecurring basis are listed as follows. These listed instruments are subject to fair value adjustments (impairment) as they are valued at the lower of cost or market.
Impaired Loans
     Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Individually impaired loans are measured based on the fair value of the collateral for collateral dependent loans. The value of the collateral is determined based on an appraisal by qualified licensed appraisers hired by the Corporation or other observable market data which is readily available in the marketplace. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly. At December 31, 2009, impaired loans had a carrying amount of $135.9 million with a valuation allowance of $18.9 million. Impaired loans with a carrying amount of $132.9 million were evaluated during 2009 using the practical expedient fair value measurement which resulted in an additional valuation allowance of $15.5 million as compared to December 31, 2008. At December 31, 2008, impaired loans had a carrying amount of $70.2 million with a valuation allowance of $8.4 million. Impaired loans with a carrying amount of $67.9 million were evaluated during 2008 using the practical expedient fair value measurement which resulted in an additional valuation allowance of $6.9 million as compared to December 31, 2007.
Goodwill and Other Identifiable Intangibles
     The Corporation employs general industry practices in evaluating the fair value of its goodwill and other identifiable intangibles. The Corporation calculates the fair value, with the assistance of a third party specialist, using a combination of the following valuation methods: dividend discount analysis under the income approach, which calculates the present value of all excess cash flows plus the present value of a terminal value and market multiples (pricing ratios) under the market approach. In 2009, management performed its annual review of goodwill and other identifiable intangibles. Management performed its review by reporting unit and identified goodwill impairment for the Community Banking segment of $214.5 million. This impairment resulted from the decrease in market value caused by underlying capital and credit concerns and was determined based upon the announced sale price of the Corporation to First Niagara for $5.50 per share. No impairment was identified relating to the Corporation’s Wealth Management segment or to other identifiable intangible assets as a part of this annual review. Management performed its annual review of goodwill and other identifiable intangibles during 2008 and determined there was no impairment of goodwill and other identifiable intangibles.
Mortgage Servicing Rights
     The Corporation estimates the fair value of mortgage servicing rights based upon the present value of future cash flows using a current market discount rate appropriate for each investor group. Some of the primary components in valuing a servicing portfolio are estimates of anticipated prepayment, current market yields for servicing, reinvestment rate, servicing spread retained on the loans, and the cost to service each loan.
     The Corporation’s portfolio consists primarily of fixed rate loans with a remittance type of schedule/actual and a weighted average servicing fee of .25%. The market value calculation was based on long term prepayment assumptions obtained from Bloomberg for similar pools based on original term, remaining term, and coupon. Where prepayment assumptions for loan pools could not be obtained, projections based on current prepayments, secondary loan market, and input from servicing buyers were used. The Corporation has determined that the

Note 22—Fair Value Measurements (Continued)
inputs used to value its mortgage servicing rights fall within Level 2 of the fair value hierarchy. Mortgage servicing rights are recorded at lower of cost or market. At December 31, 2009 and 2008, the Corporation’s mortgage servicing rights had a carrying amount of $2.3 million and $1.6 million, respectively. Mortgage servicing rights with a carrying amount of $3.0 million were written down to their fair value of $1.6 million resulting in an impairment charge of $1.4 million for the year ended December 31, 2008.
     Certain assets measured at fair value on a non-recurring basis are presented below:

	Fair Value Measurement Using
	Quoted Prices in
(Dollars in thousands)	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable	Balance
	Assets/Liabilities	Inputs	Inputs	December 31,
As of December 31, 2009	(Level 1)	(Level 2)	(Level 3)	2009
Assets
Impaired loans	$—	$114,332	$—	$114,332
Goodwill	—	—	21,622	21,622

Total assets	$—	$114,332	$21,622	$135,954

As of December 31, 2008

Assets
Impaired loans	$—	$59,987	$—	$59,987
Mortgage servicing rights	—	1,558	—	1,558

Total assets	$—	$61,545	$—	$61,545

Disclosures about Fair Value of Financial Instruments
     The Corporation discloses the estimated fair value of its assets and liabilities considered to be financial instruments. For the Corporation, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Corporation’s general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities, except for certain loans and investments. Therefore, the Corporation had to use significant estimates and present value calculations to prepare this disclosure.
     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.
     Estimated fair values have been determined by the Corporation using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used at December 31, 2009 and 2008 are outlined below. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed in the previous fair value measurements section. The estimated fair value approximates carrying value for cash and cash equivalents, accrued interest and the cash surrender value of life insurance policies. The methodologies for other financial assets and financial liabilities are discussed below:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements (Continued)
Short-term financial instruments
     The carrying value of short-term financial instruments including cash and due from banks, federal funds sold and securities purchased under agreements to resell, interest-bearing deposits in banks and other short-term investments and borrowings, approximates the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturities or have short-term maturities with interest rates that approximate market rates.
Investment securities held to maturity
     The estimated fair values of investment securities held to maturity are based on quoted market prices, provided by independent third parties that specialize in those investment sectors. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.
Loans
     The loan portfolio, net of unearned income, has been valued by a third party specialist using quoted market prices, if available. When market prices were not available, a credit risk based present value discounted cash flow analysis was utilized. The primary assumptions utilized in this analysis are the discount rate based on the LIBOR curve, adjusted for credit risk, and prepayment estimates based on factors such as refinancing incentives, age of the loan and seasonality. These assumptions were applied by loan category and different spreads were applied based upon prevailing market rates by category.
Deposits
     The estimated fair values of demand deposits (i.e., interest and noninterest-bearing checking accounts, savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair value for certificates of deposit was calculated by an independent third party by discounting contractual cash flows using current market rates for instruments with similar maturities, using a credit based risk model. The carrying amount of accrued interest receivable and payable approximates fair value.
Long-term borrowings and subordinated debt
     The amounts assigned to long-term borrowings and subordinated debt were based on quoted market prices, when available, or were based on discounted cash flow calculations using prevailing market interest rates for debt of similar terms.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 22—Fair Value Measurements (Continued)
     The carrying and fair values of certain financial instruments were as follows:

	December 31,
	2009		2008
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
		(Dollars in thousands)
Cash and cash equivalents	$843,957	$843,957	$102,526	$102,526
Investment securities available for sale	1,038,153	1,038,153	1,141,948	1,141,948
Investment securities held to maturity	25,324	25,192	50,434	50,059
Residential mortgage loans held for sale	37,885	37,885	17,165	17,165
Loans and leases, net	2,888,873	2,798,773	3,618,124	3,591,202
Bank-owned life insurance	90,216	90,216	87,081	87,081
Time deposits	1,549,617	1,563,798	1,588,921	1,613,684
Long-term borrowings	679,889	716,120	759,658	809,618
Subordinated debt	93,828	36,756	93,743	50,474

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 23—Parent-Company Only Financial Information
     Condensed financial statements of Harleysville National Corporation follow:
CONDENSED BALANCE SHEETS

	December 31,
	2009	2008
	(Dollars in thousands)
Assets
Cash	$6,463	$7,181
Investments in subsidiaries	394,704	558,524
Other investments	3,729	3,804
Other assets	3,491	5,598

Total assets	$408,387	$575,107

Liabilities and shareholders’ equity
Subordinated debt	$93,828	$93,743
Short-term borrowings	50,000	—
Other liabilities	2,990	6,639

Total liabilities	146,818	100,382
Shareholders’ equity	261,569	474,725

Total liabilities and shareholders’ equity	$408,387	$575,107

CONDENSED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
		(Dollars in thousands)
Dividends from subsidiaries	$4,692	$27,859	$48,623
Interest from subsidiaries	39	70	433
Investment income	154	163	152

Total income	4,885	28,092	49,208

Interest on borrowings	5,447	5,484	4,314
Other-than-temporary impairment of available for sale securities	57	—	—

Noninterest expense	330	148	180

Total expense	5,834	5,632	4,494

(Loss) Income before income taxes and equity in undistributed net
income of subsidiaries	(949)	22,460	44,714
Income tax benefit	(1,389)	(1,820)	(1,302)

Income before equity in undistributed net (losses) income of subsidiaries	440	24,280	46,016
Equity in undistributed net (losses) income of subsidiaries	(219,915)	813	(19,421)

Net (loss) income	$(219,475)	$25,093	$26,595

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
Note 23—Parent-Company Only Financial Information (Continued)
CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Operating activities:
Net (loss) income	$(219,475)	$25,093	$26,595
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Equity in undistributed net losses (income) of subsidiaries	219,915	(813)	19,421
Stock-based compensation expense	206	136	118
Net decrease (increase) in other assets	1,158	(65)	(133)
Net increase (decrease) in other liabilities	1,236	(517)	69
Other-than-temporary impairment of available for sale securities	57	—	—
Other, net	8	16	(709)

Net cash provided by operating activities	3,105	23,850	45,361

Investing activities:
Net cash paid acquired (paid) due to acquisition	—	817	(49,761)
Capital contributions to subsidiaries	(50,000)	—	—

Net cash (used in) provided by investing activities	(50,000)	817	(49,761)

Financing activities:
Advances of long-term subordinated debt	—	—	23,196
Advances of short-term debt	50,000	—	—
Cash dividends	(4,692)	(25,109)	(23,623)
Repurchase of common stock	—	—	(2,196)
Proceeds from the exercise of stock options	869	1,567	925
Excess tax benefits from stock-based compensation	—	277	42

Net cash provided by (used in) financing activities	46,177	(23,265)	(1,656)

Net (decrease) increase in cash	(718)	1,402	(6,056)
Cash and cash equivalents at beginning of year	7,181	5,779	11,835

Cash and cash equivalents at end of year	$6,463	$7,181	$5,779

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Harleysville National Corporation
     We have audited the accompanying consolidated balance sheets of Harleysville National Corporation (a Pennsylvania corporation) and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harleysville National Corporation and subsidiaries as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.
     As discussed in Note 1 to the consolidated financial statements, the Company adopted FASB ASC 820, Fair Value Measurements and Disclosures and the fair value option under FASB ASC 825, Financial Instruments, on January 1, 2008.
/s/ Grant Thornton LLP
Philadelphia,Pennsylvania
March 12, 2010